SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[X]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

WHOLE FOODS MARKET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that a meeting of the Shareholders of Whole Foods Market, Inc. will be held at The Roosevelt New Orleans, 130 Roosevelt Way, New Orleans, Louisiana 70112, on March 10, 2015 at 8:30 a.m. local time for the following purposes:

1.	To elect the eleven nominees named in the attached Proxy Statement to the Board of Directors of Whole Foods Market, Inc. to serve one-year terms expiring at the later of the Annual Meeting of Shareholders in 2016 or upon a successor being elected and qualified;

2.	To conduct an advisory vote to approve the compensation of the named executive officers;
3.	To ratify the appointment of Ernst & Young LLP as independent auditor for the fiscal year ending September 27, 2015;
4.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 600 million to 1.2 billion;
5.	To approve an amendment to the Company’s Bylaws regarding proxy access; and
6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on January 12, 2015 are entitled to notice of, and to vote at, the meeting. All shareholders are requested to be present in person or by proxy. Any shareholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Shareholders’ Meeting: We are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials (which we refer to as a “Notice”), rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. This process is more environmentally friendly and reduces our costs to print and distribute these materials. All shareholders who do not receive such a Notice, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full set of paper proxy materials by U.S. mail.

Voting by the Internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By using the Internet or telephone, you help us reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.

Record Date: January 12, 2015

By Order of the Board of Directors,

January [__], 2015	Executive Vice President and Chief Financial Officer

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, please cast your vote as promptly as possible by Internet, telephone or U.S. mail.

WHOLE FOODS MARKET, INC.
PROXY STATEMENT

550 Bowie Street
Austin, Texas 78703

PROXY STATEMENT

Annual Meeting of Shareholders of the Company to be held on March 10, 2015

Questions and Answers Regarding This Proxy Statement

Q:	Why am I being asked to review these materials?

A:	The accompanying proxy is solicited on behalf of the Board of Directors of Whole Foods Market, Inc., a Texas corporation (which we refer to as the “Company,” “we,” “us” or “our”). We are providing these proxy materials to you in connection with our Annual Meeting of Shareholders to be held at The Roosevelt New Orleans, 130 Roosevelt Way, New Orleans, Louisiana 70112, on March 10, 2015 at 8:30 a.m. local time. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement.

Q:	Why am I being asked to review materials online?

A:	Under rules adopted by the U.S. Securities and Exchange Commission, we are furnishing proxy materials to many of our shareholders on the Internet rather than mailing printed copies of those materials to each shareholder. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. We anticipate the Notice will be mailed to shareholders on or about January [__], 2015.

Q:	Who may vote at the meeting?

A:	You may vote all of the shares of our common stock that you owned at the close of business on January 12, 2015, the record date. On the record date, the Company had [_____] shares of common stock outstanding and entitled to vote at the meeting. You may cast one vote for each share of common stock held by you on each of the matters presented at the meeting.

Q:	What proposals will be voted on at the meeting and how does the Board of Directors recommend I vote?

A:	There are five proposals to be considered and voted on at the meeting. Please see the information included in the Proxy Statement relating to these proposals. The proposals to be voted on and related recommendations from the Board of Directors are as follows:

	1.	To elect the eleven nominees named herein to the Board of Directors of Whole Foods Market, Inc., each to serve a one-year term expiring at the later of the Annual Meeting of Shareholders in 2016 or upon a successor being elected and qualified. Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees to the Board of Directors.

	2.	To conduct an advisory vote to approve the compensation of the named executive officers. Our Board of Directors unanimously recommends that you vote “FOR” approval of the compensation of the named executive officers.

	3.	To ratify the appointment of Ernst & Young LLP as independent auditor for the Company for the fiscal year ending September 27, 2015. Our Board of Directors unanimously recommends that you vote “FOR” ratification of Ernst & Young LLP as our independent auditor.

	4.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 600 million to 1.2 billion. Our Board of Directors unanimously recommends that you vote “FOR” this proposal.

	5.	To approve an amendment to the Company’s Bylaws regarding proxy access. Our Board of Directors unanimously recommends that you vote “FOR” this proposal.

We will also consider other business that properly comes before the meeting in accordance with Texas law and our Bylaws.

Q:	How do I vote?

A:	You may vote your shares in advance using any of the following voting alternatives:

VIA INTERNET at www.ProxyVote.com.

BY TELEPHONE by viewing the proxy materials at www.ProxyVote.com and using a touch-tone phone and the toll-free number provided at that time. You can also use a telephone to request a paper copy of the proxy materials.

BY MAIL by completing and mailing in a paper proxy card, as outlined in the Notice.

Alternatively, you may vote your shares in person at the meeting. If, like most shareholders of the Company, you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares. To vote at the meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting.

You are encouraged to read all of the proxy materials before voting your shares as they contain important information necessary to make an informed decision.

If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered a shareholder of record with respect to those shares, and the Notice has been sent directly to you by Broadridge Financial Solutions, Inc. If you are the beneficial owner of those shares, the Notice is being forwarded to you.

Please carefully consider the information contained in the Proxy Statement and, whether or not you plan to attend the meeting, vote by Internet, telephone or mail so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes. Even if you plan on attending the meeting but later decide not to attend, your vote will be counted if you vote by Internet, telephone or mail.

We encourage you to register your vote via the Internet at www.ProxyVote.com. If you attend the meeting, you may also submit your vote in person, in which case any votes that you previously submitted (whether via the Internet, by telephone or by mail) will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by telephone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in this Proxy Statement or as otherwise specified by you. To vote at the meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting.

Unless you hold your shares through the Company’s 401(k) plan, you may vote via the Internet or by telephone until 11:59 p.m., Eastern Time, on March 9, 2015, or the Company’s agent must receive your paper proxy card on or before March 9, 2015. If you participate in the Company’s 401(k) plan, your proxy card includes shares that the plan has credited to this account. To allow sufficient time for the Company’s 401(k) plan trustee to vote, the trustee must receive your voting instructions via Internet or by telephone by 11:59 p.m., Eastern Time, on March 6, 2015, or the Company’s agent must receive your paper proxy card on or before March 6, 2015. If the trustee does not receive your instructions by that date, the trustee will vote the shares in the same proportion of votes that the trustee receives from other plan participants who did vote.

Q:	If I do provide voting instructions and/or grant my proxy, who will vote my shares at the meeting and how will they vote my shares?

A:	John Mackey and Walter Robb are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this Proxy Statement, we are unaware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, John Mackey and Walter Robb, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Texas law and our Bylaws.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker is allowed to vote your shares only on certain “routine” proposals or if you provide your broker with instructions on how to vote. Under applicable stock exchange rules, only Proposal 3 (ratification of the appointment of Ernst & Young LLP as independent auditors) is routine. Brokers are prohibited from voting uninstructed shares on “non-routine” proposals, including proposals for elections of directors and all other proposals except Proposal 3. If you do not give your broker or nominee specific instructions, your shares may not be voted on certain matters and will not be considered as present and entitled to vote with respect to those matters.

Q:	What constitutes a quorum? Why is a quorum required?

A:	Return of your proxy is important because a quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Because this proxy includes a “routine” management proposal, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum present. If we do not have a quorum, we will be forced to reconvene the Annual Meeting of Shareholders at a later date.

Q:	What if I abstain?

A:	Abstentions are included in the determination of shares present for quorum purposes; however, except as required by applicable law or regulations, votes submitted as abstentions will not be counted as votes FOR or AGAINST any matter presented for shareholder approval.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Who will count the votes?

A:	We hired Carl T. Hagberg and Associates to judge voting and be responsible for determining whether or not a quorum is present. We hired Broadridge Financial Services, Inc. to tabulate votes cast by proxy or in person at the Annual Meeting.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary general voting results at the meeting and publish final detailed voting results on a Current Report on Form 8-K that we expect to file within four business days after the meeting.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners and the fee to Georgeson Inc., who will help us solicit proxies. We anticipate that the fee to Georgeson Inc. will be $8,500, plus expenses. In addition, proxies may be solicited by mail, email, in person, or by telephone or fax by certain of our directors, officers and other team members.

Q:	Whom should I call with other questions?

A:	If you have additional questions about this Proxy Statement or the meeting or would like additional copies of this document or our 2014 Annual Report on Form 10-K, please contact: Whole Foods Market, 550 Bowie Street, Austin, TX 78703, Attention: Investor Relations Dept., Telephone: (512) 542-0204.

Q:	How can I communicate with the Company’s Board of Directors?

A:	Shareholders may send communications in care of the Director of Internal Audit, Whole Foods Market, 550 Bowie Street, Austin, TX 78703, or via email to: shareholder.communications@wholefoods.com. Please indicate whether your message is for the Board of Directors as a whole, a particular group or committee of directors, or an individual director. The Board of Directors has implemented procedures for processing shareholder communications and a description of these procedures can be found on our website at http://www.wholefoodsmarket.com/company-info/investor-relations/corporate-governance.

PROPOSAL 1 – ELECTION OF DIRECTORS

Size of Board of Directors

Our Board of Directors currently consists of eleven members. All eleven members of the Board of Directors are elected by the holders of our common stock.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

Vote Required

Election of each director requires the affirmative vote of a majority of the votes cast by the holders of shares represented at the meeting and entitled to vote.

Current Nominees

The director nominees are Dr. John Elstrott, Gabrielle Greene-Sulzberger, Shahid (Hass) Hassan, Stephanie Kugelman, John Mackey, Walter Robb, Jonathan Seiffer, Morris (Mo) Siegel, Jonathan Sokoloff, Dr. Ralph Sorenson and William (Kip) Tindell, III. Each of the nominees is currently a member of the Board of Directors and each has been nominated for election at the Annual Meeting to hold office until the later of the next annual meeting or the election of his/her respective successor. Our director nomination process is discussed below where we describe the purpose of our Nominating and Governance Committee.

The Board of Directors, upon the advice of the Nominating and Governance Committee, has determined that all of the director nominees, other than Mr. Mackey and Mr. Robb, are “independent directors” as defined in Rule 5605 of the NASDAQ Listing Rules. This independence question is analyzed annually in both fact and appearance to promote arms-length oversight. The Board of Directors considered the following information in determining whether or not our directors are independent. Mr. Mackey and Mr. Robb are current Company officers, and accordingly the Board of Directors has concluded that neither is currently an independent director. With respect to our other directors, some serve on the boards of or have an ownership interest in privately held companies, including some companies that are vendors of the Company. Several of these directors have been entrepreneurs in the organic-foods industry for a number of years and our Board of Directors believes that their industry experience is valuable to the Company. As reported to us by our directors in their fiscal year 2014 director questionnaires distributed after the end of the fiscal year, in many cases the ownership interest of any board member in a vendor amounted to less than 2% of the vendor’s outstanding ownership interests, and in all cases amounted to less than 5% of the vendor’s outstanding ownership interests. Collectively, the Company’s purchases of product from all vendors in which any of our directors noted a fiscal year 2014 ownership interest and/or noted service as a director represented approximately 3% of the Company’s purchases during fiscal year 2014. Furthermore, Jonathan Seiffer and Jonathan Sokoloff are both partners of Leonard Green & Partners, L.P., which is an affiliate of Beacon Holding Inc. During 2011, Beacon Holding Inc. purchased BJ’s Wholesale Club, Inc., which is a leading warehouse club operator in the eastern United States. Messrs. Seiffer and Sokoloff are each a director of BJ’s Wholesale Club, Inc.

Further discussion concerning director independence is available on our website at: http://assets.wholefoodsmarket.com/www/company-info/investor-relations/corporate-governance/Governance_Principles_Nov4_2014.pdf.

The information provided below is biographical information about each of the nominees, including other public company board memberships. Age and other information in each nominee’s biography are as of November 21, 2014.

Dr. John Elstrott, 66, has served as the Chairman of the Board since 2009 and has served as a director of the Company since 1995, serving as Lead Director from 2001 to 2009. Dr. Elstrott is an Emeritus Professor of Entrepreneurship and the founding director of the Levy-Rosenblum Institute for Entrepreneurship at Tulane University’s Freeman School of Business, which he started in 1991. Dr. Elstrott served as a director and member of the audit, compensation and nominating and governance committees of the board of directors of Stewart Enterprises, Inc. from April 2011 to December 2013; Dr. Elstrott served as Stewart’s lead independent director from January 2012 to December 2013. Dr. Elstrott has a PhD in Economics and significant business experience, including over 40 years of experience as an entrepreneur and investor. Dr. Elstrott brings to our Board of Directors leadership, financial and risk assessment experience as well as his entrepreneurial experience and history with the Company.

Gabrielle Greene-Sulzberger, 54, has served as a director of the Company since 2003. Ms. Greene-Sulzberger has served as a Principal of a diversified investment fund, Rustic Canyon/Fontis Partners, LP, since its inception in October 2005. In addition, Ms. Greene-Sulzberger served as Chief Financial Officer of the Villanueva Companies, a private holding company with diverse investment interests, from 2002 through 2005. Ms. Greene-Sulzberger also serves on the board of directors of Stage Stores, Inc. Ms. Greene-Sulzberger brings to our Board of Directors financial, leadership and risk assessment experience as well as her entrepreneurial experience and history with the Company.

Shahid (Hass) Hassan, 66, has served as a director of the Company since 2005. Mr. Hassan has been a General Partner of Greenmont Capital, an investment firm, since 2006. Mr. Hassan was a co-founder, President and CEO of Alfalfa’s Market, President of Wild Oats Marketplace and founded Fresh & Wild, Ltd., an organic food retailer in the United Kingdom, in 1999. Mr. Hassan served as President and Executive Chairman of Fresh & Wild from 1999 until 2004, when it was acquired by the Company. Mr. Hassan has over 35 years of experience in the retail grocery business in both public company and private company settings. Mr. Hassan brings to our Board of Directors financial and risk assessment experience as well as his grocery retail, entrepreneurial and leadership experience and history with the Company.

Stephanie Kugelman, 67, has served as a director of the Company since November 2008. Ms. Kugelman is the Chairman of A.S.O., A Second Opinion, a strategy and branding consultancy she founded in 2006. She was previously Vice Chairman and Chief Strategic Officer of Young & Rubicam Brands, a worldwide marketing communications company, where she held positions of increasing responsibility commencing in 1971. Ms. Kugelman also serves on the board of directors of HSNi. Ms. Kugelman brings to our Board of Directors entrepreneurial, leadership, financial and risk assessment experience as well as her marketing strategy and branding experience.

John Mackey, 61, co-founder of the Company, has served as Co-Chief Executive Officer since May 2010, was the Chief Executive Officer from 1978 to May 2010 and was President from 2001 to 2004. Mr. Mackey has served as a director of the Company since 1978 and served as Chairman of the Board from 1978 through December 2009. Mr. Mackey brings to our Board of Directors financial and risk assessment experience as well as his grocery retail, entrepreneurial and leadership experience and history with the Company.

Walter Robb, 61, has served as Co-Chief Executive Officer since May 2010. Mr. Robb also served as the Co-President and Co-Chief Operating Officer from 2004 to May 2010, as Chief Operating Officer from 2001 to 2004, and as Executive Vice President from 2000 to 2001. Since joining the Company in 1991, Mr. Robb has also served as Store Team Leader and President of the Northern California Region. Mr. Robb has served as a director of the Company since May 2010. Mr. Robb also serves on the board of directors of The Container Store. Mr. Robb brings to our Board of Directors financial and risk assessment experience as well as his grocery retail, entrepreneurial and leadership experience and history with the Company.

Jonathan Seiffer, 43, has served as a director of the Company since December 2008. He has been a Partner of Leonard Green & Partners, L.P. since 1999 and joined Leonard Green & Partners, L.P. in 1994. Mr. Seiffer has over 20 years of experience in investment banking and private equity. Mr. Seiffer brings to our Board of Directors investment banking, financial, leadership and risk assessment experience.

Morris (Mo) Siegel, 65, has served as a director of the Company since 2003. Mr. Siegel is currently self-employed, having operated Capital Peaks Investments, an investment firm, since 2002. Mr. Siegel was the co-founder of Celestial Seasonings, Inc., serving as Chairman and CEO from 1970 until 2002. Celestial Seasonings merged with The Hain Food Group, forming The Hain Celestial Group of which Mr. Siegel served as Vice Chairman from 2000 until retiring in 2002. Mr. Siegel also served on the board of directors of Spicy Pickle Franchising, Inc. until September 2011. Mr. Siegel brings to our Board of Directors financial and risk assessment experience as well as his food products, entrepreneurial and leadership experience and history with the Company.

Jonathan Sokoloff, 57, has served as a director of the Company since December 2008. He is Managing Partner of Leonard Green & Partners, L.P., which he joined in 1990. Mr. Sokoloff served on the board of directors of Rite Aid Corporation until May 2011 and currently serves on the board of directors of The Container Store. Mr. Sokoloff brings to our Board of Directors investment banking, financial, leadership and risk assessment experience.

Dr. Ralph Sorenson, 81, has served as a director of the Company since 1994. Dr. Sorenson is the Managing Partner of the Sorenson Limited Partnership, which focuses on venture capital investments in a diverse range of entrepreneurial start-ups. Dr. Sorenson is President Emeritus of Babson College (1974-1981); Professor Emeritus and former Dean of the University of Colorado Business School (1992-present); former Chairman and CEO of Barry Wright Corporation, a NYSE company (1981-1989); and a former faculty member at the Harvard Business School (1964-1974, 1989-1992). Dr. Sorenson is a former director of the Federal Reserve Bank of Boston, a Life Trustee and former Chairman of the Board of the Boston Museum of Science, a member of the President’s Council of Olin College of Engineering, and a director of the Toyota Mobility Foundation. Over the years he has served on the boards of directors of more than a dozen public companies. Dr. Sorenson brings to our Board of Directors leadership, financial and risk assessment experience as well as his entrepreneurial experience and expertise and history with the Company.

William (Kip) Tindell, III, 61, has served as a director of the Company since November 2008. He co-founded The Container Store in 1978 and is its Chairman and CEO. Mr. Tindell serves on the Executive Committee of the National Retail Federation Board of Directors and was inducted into the Retailing Hall of Fame in 2006. Mr. Tindell brings to our Board of Directors financial and risk assessment experience as well as his entrepreneurial and retail leadership experience.

The Nominating and Governance Committee, consisting solely of “independent directors” as defined in Rule 5605 of the NASDAQ Listing Rules, recommended the eleven directors set forth in Proposal 1 for nomination by our full Board of Directors. Based on this recommendation and each nominee’s credentials and experience outlined above, the Board of Directors has determined that each such nominee can make a significant contribution to the Board of Directors and should serve as a director of the Company. Our Board of Directors nominated such directors for election at the Annual Meeting. All nominees are currently directors, and each nominee has agreed to be named in this Proxy Statement and to serve if elected. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors. The Board of Directors may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

CORPORATE GOVERNANCE

Directors and Committee Assignments

Assuming election of all nominees above, the following is a list of persons who will constitute the Company’s Board of Directors following the meeting, including their current committee assignments.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Dr. John Elstrott *	✓
Gabrielle Greene-Sulzberger	✓**	✓
Hass Hassan	✓
Stephanie Kugelman			✓
John Mackey
Walter Robb
Jonathan Seiffer	✓
Mo Siegel	✓	✓**
Jonathan Sokoloff		✓
Dr. Ralph Sorenson		✓	✓**
Kip Tindell			✓
* Chairman of the Board
** Chair of Committee

Committees and Meetings

Committees

The Board of Directors maintains the following three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The members of the various committees are identified in the preceding table. The charter of each committee can be found in the “Corporate Governance” section of our website at http:// www.wholefoodsmarket.com/company-info/investor-relations/corporate-governance. The duties of each committee are set forth in its charter.

Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for monitoring risks and the Company’s internal control system, overseeing the quality and integrity of the accounting, auditing and reporting practices of the Company and the audits of the Company’s financial statements, and other such duties as directed by the Board of Directors.

The Committee is expected to maintain free and open communication with the independent auditors, the Director of Internal Audit and the management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The Audit Committee’s responsibilities include: (i) selecting, hiring and evaluating our independent auditor; (ii) reviewing and discussing the adequacy and effectiveness of the Company’s internal control over financial reporting; (iii) overseeing the integrity of our financial statements and monitoring our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; (iv) overseeing internal auditing processes; (v) reviewing with management our audited financial statements, earnings announcements, regulatory filings and other public announcements regarding our results of operations; (vi) inquiring about significant risks, reviewing our risk assessment and management policies, and assessing steps taken to control these risks; (vii) establishing procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters; and (viii) overseeing and reviewing the Company’s internal audit function.

The Board of Directors has determined that all Audit Committee members are “audit committee financial experts” under the regulations promulgated by the Securities and Exchange Commission. The Board of Directors has also determined that each of the directors serving on our Audit Committee is “independent” within the meaning of the applicable rules of the Securities and Exchange Commission and the NASDAQ Listing Rules.

Compensation Committee. The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to overseeing the Company’s compensation policies and practices, review and approve annual compensation and compensation procedures for the Company’s executive officers, and oversee and recommend director compensation to the Board of Directors.

The Compensation Committee’s responsibilities include: (i) overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; (ii) making recommendations to the Board of Directors with respect to, and administering, the Company’s incentive compensation and equity-based compensation plans, including the Company’s stock option plans and team member stock purchase plan; (iii) reviewing and approving compensation procedures for the Company’s executive officers; (iv) recommending to the independent directors for approval the compensation of the Co-Chief Executive Officers based on relevant corporate goals and objectives and the Board of Directors’ performance evaluation of the Co-Chief Executive Officers; (v) reviewing and approving the compensation of executive officers other than the Co-Chief Executive Officers; (vi) reviewing and recommending to the Board of Directors employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; (vii) annually reviewing the compensation of directors for service on the Board of Directors and its committees and recommending changes in compensation to the Board of Directors; (viii) monitoring directors’ compliance with the Company’s stock ownership guidelines; (ix) at least annually, reviewing and assessing the adequacy of the charter and participating in an evaluation of the Committee; (x) and working with Company management to address any conflict of interest with any compensation adviser engaged by the Compensation Committee. The Compensation Committee Charter does not provide for any delegation of these duties.

Regarding most compensation matters, including executive and director compensation, the Company’s executive team provides recommendations to the Compensation Committee.

The Board of Directors has determined that each of the directors serving on our Compensation Committee is “independent” within the meaning of the applicable rules of the Securities and Exchange Commission and the NASDAQ Listing Rules.

Neither the Compensation Committee nor Company management engaged any outside consultants regarding fiscal year 2014 executive compensation.

Nominating and Governance Committee. The Nominating and Governance Committee’s purpose is to monitor and oversee matters of corporate governance, including the evaluation of the Board of Directors’ performance and processes and the “independence” of directors, and select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors.

The Nominating and Governance Committee identifies director candidates through recommendations made by members of the Board of Directors, management, shareholders and others, including the possibility of a search firm. At a minimum, a Board of Directors nominee should have significant management or leadership experience which is relevant to the Company’s business, as well as personal and professional integrity. The Board of Directors believes it is in the best interest of the Company and its shareholders to identify and select highly qualified candidates to serve as directors and for the Board of Directors to be comprised of a diverse group of individuals with different backgrounds and perspectives. Recommendations are developed based on the nominee’s knowledge and experience in a variety of fields, and research conducted by the Company’s staff at the Nominating and Governance Committee’s direction. In addition, the Company’s Corporate Governance Principles were amended in November 2014 to provide that, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, the Nominating and Governance Committee should (i) ensure that candidates with a diversity of ethnicity and gender are included in each pool of candidates from which Board nominees are chosen; (ii) seek diverse candidates by ensuring director searches include nominees from both non-executive corporate positions and non-traditional environments; and (iii) review periodically the composition of the Board to ensure it reflects the knowledge, experience, skills and diversity required for the Board to fulfill its duties.

Any shareholder recommendation should be directed to the attention of the Company Secretary and should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for Board of Directors membership, information regarding any relationships between the candidate and the Company within the last three years, and a written indication by the recommended candidate of his or her willingness to serve. Shareholder recommendations must also comply with the notice provisions contained in the Company’s Bylaws in order to be considered (current copies of the Company’s Bylaws are available at no charge in the Company’s public filings with the Securities and Exchange Commission, on the Corporate Governance page of the Company’s website, or from the Secretary of the Company).

In determining whether to nominate a candidate, whether from an internally generated or shareholder recommendation, the Nominating and Governance Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. The Nominating and Governance Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

The Board of Directors has determined that each of the directors serving on our Nominating and Governance Committee is “independent” within the meaning of the applicable rules of the Securities and Exchange Commission and the NASDAQ Listing Rules.

Fiscal Year 2014 Meetings

During fiscal year 2014, the Board of Directors and the various committees held the following number of meetings: Board of Directors, five meetings; Audit Committee, nine meetings; Compensation Committee, three meetings; and Nominating and Governance Committee, two meetings. No director attended fewer than 75% of the meetings of the Board of Directors (and any committees thereof) that they were required to attend. It is a policy of the Board of Directors to encourage directors to attend each Annual Meeting of Shareholders. All members of the Board of Directors attended the Company’s 2014 Annual Meeting of Shareholders.

Board Oversight of Enterprise Risk

Risk management is primarily the responsibility of the Company’s management team. However, our Board of Directors oversees the management team’s assessment of the material risks faced by the Company at both the full Board of Directors level and at the committee level. In accordance with our Audit Committee charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its responsibility for monitoring Company risk and the Company’s internal control system and for assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. To assist the Audit Committee in assessing the Company’s approach to risk management, the management team prepares a list of what it perceives to be the most significant risks facing the Company, along with a statement reflecting any associated action the Company is taking to mitigate each type of risk. The Audit Committee reports on risk to the full Board of Directors as necessary.

In addition, each quarterly Board report from management addresses matters of particular importance or concern including any significant areas of risk that require Board of Directors and/or committee attention. Throughout the year the Board of Directors and committees receive a variety of management presentations on different business topics that include discussion of associated significant risks.

Risk Considerations in our Compensation Programs

As part of our regular review of compensation practices, management conducted a comprehensive review of our compensation policies and practices for all team members for fiscal year 2014 in order to determine whether risks arising from any of those policies and practices are reasonably likely to have a material adverse effect on the Company. In its review, management analyzed each of our compensation policies and practices, including any potential risks arising from the policies and practices and factors that mitigate risk. Based on its review, management concluded that the Company does not have compensation policies or practices that create risks that are reasonably likely to have a material effect on the Company. Factors that management believes mitigate risks include the following:
●As a food retailer, we are not engaged in activities that present a high risk related to our team member compensation relative to other businesses;
●Our executives’ compensation mix of base salary and short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our short-term and long-term strategic goals;
●The relationship between the incremental achievement levels and corresponding payouts in our incentive plans is appropriate;
●Our incentive bonus payouts are effectively “capped” due to our salary cap;
●Our bonuses for our executive officers and the rest of our leadership network employ a reasonable mix of performance metrics and are not concentrated on a single metric;
●Criteria for payments to our executive officers and the rest of our leadership network under our annual bonus are closely aligned with our strategic goals and shareholder interests;
●Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds;
●For our executive officers and the rest of our leadership network, a significant portion of variable pay is delivered through long-term incentives which carry vesting schedules over multiple years;
●Equity awards for team members are subject to service-based vesting schedules over multiple years;
●Our Code of Business Conduct, our internal controls and other measures implemented by us help mitigate risk;
●We have a recoupment policy for our executive officers with respect to financial restatements; and
●We have a policy against new hedging and pledging arrangements by Section 16 officers after January 24, 2013.

Management’s conclusion was presented to and discussed with the Compensation Committee.

Leadership Structure

The Company currently separates the roles of Chairman of the Board of Directors and CEO. These roles were previously combined, with all of the powers traditionally granted to a Chairman of the Board instead held by our lead director. However, in multiple years, shareholder activist groups focused on the Company in an attempt to have our shareholders vote to separate the roles of Chairman of the Board and CEO. Although our shareholders declined to separate these roles, to avoid unnecessary distraction and protect the Company’s corporate governance profile, Mr. Mackey voluntarily gave up the Chairman of the Board title, effective December 2009. The Company is currently fortunate to be able to draw on the talents and visionary skills of its Co-Chief Executive Officers, John Mackey and Walter Robb, and its Chairman of the Board, Dr. John Elstrott. Given the above facts, we currently believe that a structure which separates the roles of Chairman of the Board and CEO is in the best interests of the Company and its stakeholders.

Compensation Committee Interlocks and Insider Participation

No member of our Board of Directors’ Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board of Directors’ Compensation Committee.

Code of Business Conduct

The Company expects all of its team members and directors to act in accordance with the highest standards of personal and professional integrity at all times, and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. The Board of Directors has adopted a Code of Business Conduct, which is posted on the Company’s website at http://www.wholefoodsmarket.com/sites/default/files/media/Global/Company%20Info/PDFs/CodeofBusinessConduct2013.pdf. The Code of Business Conduct applies to the Company’s principal executive officers, principal financial officer, principal accounting officer, controller and other persons who perform similar functions for the Company, in addition to the corporate directors and employees of the Company.

DIRECTOR COMPENSATION

Director Compensation Program for Fiscal Year 2014

For fiscal year 2014, each of our non-employee directors received the following: a $9,655 quarterly retainer; $7,104 for each Board of Directors’ meeting attended in person; $1,301 for each Committee meeting attended in person in conjunction with a Board of Directors meeting; $5,205 for each Committee meeting attended in person apart from a Board of Directors meeting; $1,735 for each Board of Directors/Committee meeting greater than two hours in length attended by telephone in which a majority of directors/committee members participated; $1,301 for each Board of Directors/Committee meeting between one and two hours in length attended by telephone in which a majority of directors/committee members participated; and $651 for each Board of Directors/Committee meeting between fifteen minutes and one hour in length attended by telephone in which a majority of directors/committee members participated. Each quarter a retainer was paid to the Chairman of the Board in the amount of $11,043. Finally, each quarter the Board of Directors Committee Chairs received the following retainers: $4,135 to the Audit Committee Chair; $2,168 to the Compensation Committee Chair; and $2,168 to the Nominating and Governance Committee Chair.

We strive to promote an ownership mentality among key leadership and our Board of Directors. Our Corporate Governance Principles provide that it is the policy of the Board of Directors to encourage each director to maintain a stock ownership investment in the Company equal to the estimated cash compensation received by each such director for the first full year of service on the Board of Directors. As of November 17, 2014, all directors were in compliance with this policy. See the “Other Information – Beneficial Ownership” section of this Proxy Statement for information regarding the Company ownership interests of each member of our Board of Directors. The members of our Board of Directors receive regular grants of options and restricted stock. Options and restricted stock become exercisable in four equal installments (or three equal installments for restricted stock granted November 16, 2011) each year beginning on the first anniversary of the grant date.

Director Compensation Table for Fiscal Year 2014

The following table provides compensation information for the fiscal year ended September 28, 2014 for each non-employee member of our Board of Directors. The Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement contains compensation disclosure for Mr. Mackey and Mr. Robb, who are also executive officers of the Company. Neither Mr. Mackey nor Mr. Robb receives any compensation for serving as a member of the Board of Directors.

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
		(1)	(2)	(3)
Dr. John Elstrott	$132,060	$162,707	$153,160	$—	$447,927
Gabrielle Greene-Sulzberger	104,428	162,707	153,160	350	420,645
Hass Hassan	87,888	162,707	153,160	—	403,755
Stephanie Kugelman	87,888	162,707	153,160	—	403,755
Jonathan Seiffer	85,954	162,707	153,160	—	401,821
Mo Siegel	96,560	162,707	153,160	—	412,427
Jonathan Sokoloff	80,155	162,707	153,160	—	396,022
Dr. Ralph Sorenson	95,909	162,707	153,160	—	411,776
Kip Tindell	82,107	162,707	153,160	—	397,974

(1) Amounts represent the grant date fair value of stock awards granted in fiscal year 2014. See Note 12 to the consolidated financial statements in the Company’s Annual Report for the fiscal year ended September 28, 2014 regarding assumptions underlying the valuation of equity awards. The total number of shares granted to each specified director during fiscal year 2014 was 3,114. At fiscal year end the aggregate number of stock awards outstanding for each director was as follows: Dr. John Elstrott 4,394; Gabrielle Greene-Sulzberger 4,394; Hass Hassan 4,394; Stephanie Kugelman 4,394; Jonathan Seiffer 4,014; Mo Siegel 4,394; Jonathan Sokoloff 4,014; Dr. Ralph Sorenson 4,394; and Kip Tindell 4,394. Leonard Green & Partners, L.P. had 760 restricted shares outstanding which were granted in respect of Mr. Seiffer’s and Mr. Sokoloff’s service on our Board of Directors. These shares may be considered beneficially owned by Mr. Seiffer and Mr. Sokoloff.

(2) Amounts represent the aggregate grant date fair value of option awards granted in fiscal year 2014 (consisting of two awards valued at $124,477 and $28,683, respectively, per director). See Note 12 to the consolidated financial statements in the Company’s Annual Report for the fiscal year ended September 28, 2014 regarding assumptions underlying the valuation of equity awards. The total number of options granted to each specified director during fiscal year 2014 was 12,250. At fiscal year end the aggregate number of option awards outstanding for each director was as follows: Dr. John Elstrott 40,124; Gabrielle Greene-Sulzberger 45,500; Hass Hassan 45,500; Stephanie Kugelman 45,500; Jonathan Seiffer 24,000; Mo Siegel 45,500; Jonathan Sokoloff 24,000; Dr. Ralph Sorenson 45,500; and Kip Tindell 45,500. Leonard Green & Partners, L.P. had 18,000 options outstanding which were granted in respect of Mr. Seiffer’s and Mr. Sokoloff’s service on our Board of Directors. These options may be considered beneficially owned by Mr. Seiffer and Mr. Sokoloff.

(3) The specified amount relates to reimbursement payments for continuing board education. The Company’s policy is that, upon request from a director, the Company will reimburse the director for travel and meal expenses incurred during their travel for Company business, and for approved continuing board education, including related travel and meal expenses, up to $7,500 in any calendar year.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, shareholders have an opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve on an advisory basis our fiscal year 2014 executive compensation programs and policies and the compensation paid to the named executive officers. At the Company’s 2011 Annual Meeting, the majority of our shareholders voted to advise us to include a say-on-pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on the compensation of our named executive officers every year. This non-binding, advisory vote on the frequency of say-on-pay proposals must be held at least once every six years.

As discussed in the following “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of our compensation program, including our executive compensation program, is to attract and retain qualified, energetic team members who are enthusiastic about the Company’s mission and culture in order to achieve our corporate objectives and increase shareholder value.

This proposal allows our shareholders to express their opinions regarding the decisions of our Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide our Board of Directors and Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders, and is consistent with our commitment to high standards of corporate governance.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis section, the compensation tables and the related narrative discussion.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, and it will not create or imply any additional fiduciary duty on the part of the Board of Directors. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following section explains our compensation programs, with an emphasis on the compensation of our seven executive officers, who we refer to as our “named executive officers”:
●John Mackey and Walter Robb, our Co-Chief Executive Officers
●A.C. Gallo, our President and Chief Operating Officer
●Glenda Flanagan, our Executive Vice President and Chief Financial Officer
●Jim Sud, our Executive Vice President of Growth and Business Development
●David Lannon and Ken Meyer, our Executive Vice Presidents of Operations

Securities and Exchange Commission rules require us to disclose the compensation of our principal executive officers (John Mackey and Walter Robb), our principal financial officer (Glenda Flanagan) and the three most highly compensated executive officers other than the principal executive officers and principal financial officer. We have included an additional executive officer in order to present compensation information for all of our executive officers.

2014 Shareholder Advisory Vote on Executive Compensation

At our 2014 Annual Meeting, a substantial majority of our shareholders approved the compensation of our named executive officers, with 98% of the votes cast in favor of our executive compensation proposal. Our Compensation Committee took this strong approval into account as one of many factors it considered in connection with the discharge of its responsibilities. Our Compensation Committee did not implement changes to our executive compensation program for 2014 as a result of the vote, partly because it believed that the vote demonstrated that our shareholders support the overall design of the program.

Summary of Compensation Practices

We continually evaluate our compensation practices to ensure that they help us to achieve our compensation goals and align with our core values. Set forth below are some examples of practices currently in place that demonstrate our commitment to our goals and values.

Compensation Practice	Explanation
Salary cap

As further described in the section entitled “Cash Compensation,” our compensation philosophy emphasizes internal pay equity. In this regard, we have generally limited the cash compensation of any team member (including our executive officers) to a certain multiple of the average annual wage of all full-time team members, with limited exceptions described below. For 2014, this multiple was 19 times the average annual wage.

Guideline on executive officers’ annual equity grants

As a guideline, we generally seek to limit the total number of shares issuable under our stock incentive plan to the 32 members of the Whole Foods Leadership Network (which includes our executive officers) to approximately 10% of all shares issuable under equity grants made to all team members in a fiscal year. This guideline is part of our internal pay equity considerations when we set executive compensation. Exceptions to this limit have been made in certain years, including fiscal year 2014.

Recoupment policy

We adopted a recoupment policy that applies to compensation paid in fiscal year 2014 and going forward. Under the policy, our Compensation Committee may seek to recoup from our current and former named executive officers any excess incentive based cash compensation awarded as a result of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws. Although we may need to revise our policy depending on the final recoupment rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we believe this policy is a good governance practice that would be beneficial for our Company even ahead of the final rules.

Benchmarking

While our Compensation Committee may review practices of other companies to have a point of reference when making compensation decisions, we do not “benchmark” our executive officers’ compensation so that it must equal a certain percentage of compensation awarded by other companies. We believe that such benchmarking has been a factor in the exponential growth in executive compensation that is common at other companies, and that it is not the best practice for our own Company’s stakeholders.

Pay equity among executive officers

Except as noted below, each of our executive officers generally receives the same base salary and annual bonus (before any reductions due to the salary cap) and the same size annual “leadership grant” of stock options, although we from time to time award additional equity grants which may vary in size among the executives. Our executive officers act as a team, and we believe this pay equity emphasizes their teamwork and is fair to them and our stakeholders. Mr. Mackey voluntarily reduced his salary to $1 and elected to forgo any future bonus and stock option awards effective January 1, 2007.

Egalitarian welfare benefit structure with limited perquisites	Our executive officers generally receive the same benefits that other full-time team members receive, including a team member purchase discount card and health insurance.
No Section 280G tax gross ups	We do not provide Internal Revenue Code Section 280G “golden parachute” tax gross ups.
No new hedging or pledging arrangements by executive officers	Since January 2013, our insider trading policy has prohibited our executive officers (and other Section 16 insiders) from entering into any new hedging or pledging arrangements involving our stock.

Objectives of Our Compensation Programs

Our compensation and benefit programs reflect our philosophy of egalitarianism. While the programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of compensation and benefit programs should be broadly similar across the organization.

The primary objective of our compensation programs, including our executive compensation program, is to attract and retain over the long term qualified and energetic team members who are enthusiastic about our mission and culture, providing them with sufficient income and other benefits to keep them focused on the Company as their employer. A further objective of our compensation programs is to reward each of our team members for their contribution to the Company. Finally, we endeavor to ensure that our compensation programs are perceived as fundamentally fair to all stakeholders.

Our Compensation Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors, the annual compensation and compensation procedures for our seven executive officers.

Elements of Executive Compensation Program

The elements of our executive compensation program are similar to the elements used by many companies and are as follows:

1.	Cash Compensation – including base salary and bonus
2.	Equity Compensation – including stock option grants and, in some years, restricted share issuances
3.	Executive Retention Plan and Non-Compete Arrangement

The exact base pay, bonus formulas, equity grants, cash salary cap, and agreement terms are chosen in an attempt to balance our competing objectives of fairness to all stakeholders and attracting/retaining team members who may have other attractive employment opportunities. Other than benefit hours pool balances (described below), cash compensation generally is paid as earned.

Cash Compensation: What Our Compensation Program Is Designed to Reward

Annual executive officer cash compensation consists of a base salary component and the incentive component discussed below. Our cash compensation program is designed to reward teamwork and each team member’s contribution to the Company.

Our executive officers (other than Mr. Mackey, who voluntarily reduced his salary to $1 and elected to forgo future cash compensation and equity awards effective January 1, 2007) participate in our Bonus Plan. Under this plan, in measuring the executive officers’ contribution to the Company, our Compensation Committee considers numerous factors, including the Company’s growth and financial performance through reference to the metrics set forth below and general marketplace conditions. The Bonus Plan includes qualitative and quantitative components.

The qualitative bonus amount is determined at the end of each fiscal year by our Compensation Committee in its discretion, provided this amount is limited to no more than 30% of the applicable executive officer’s annual base salary. Historically, the committee has determined the quantitative and qualitative portions of the bonus for the executive officers as a group, and has not differentiated among the officers based on personal performance. In determining the qualitative bonus amount, our Compensation Committee attempts to reward specific accomplishments that are important to the long-term health of the Company. For example, the committee may consider subjective factors such as long-term strategy development, future company leader development, product differentiation plans, vendor relationships, and generally how smoothly the executive team is working together. Our Compensation Committee believes that such factors may not be reflected in a single year’s quantitative results. The qualitative portion of the Bonus Plan also may be used to recognize and reward the role of the executive officers in meeting other challenges that are not reflected in the quantitative bonus criteria, either because they are unanticipated or because they are due to general economic conditions. For example, if the Company’s results of operations were below expectations as a result of an unexpectedly weak U.S. economy, but the Company significantly outperformed most other food retailers and/or our own revised expectations due to the management team’s appropriate strategic adjustments, the quantitative bonus might not function as intended and therefore need to be adjusted to reward performance.

The following five quantitative bonus criteria were selected at the beginning of the fiscal year by the Compensation Committee in its discretion:

1.	Comparable store sales growth – year-over-year sales growth at existing stores, calculated on a store-by-store basis. The sales of a store are deemed to be comparable commencing in the 53rd full week after the store opened or was acquired.
2.	Year-over-year improvement in earnings before interest, taxes and non-cash expenses (“EBITANCE”) – the year-over-year increase in earnings before interest, taxes and non-cash expense. Non-cash expenses include depreciation, amortization, fixed asset impairment charges, non-cash share-based payment expenses, deferred rent and last-in, first-out (“LIFO”) charge.
3.	Return on invested capital (“ROIC”) – the result of dividing net income by average invested capital. Invested capital reflects an average of the trailing four quarters.
4.	Year-over-year improvement in Economic Value Added (“EVA”) – the year-over-year increase in net operating profits after taxes minus a charge on the cost of invested capital necessary to generate those profits.
5.	Positive free cash flow – the Company’s net cash provided by operating activities minus capital expenditures.

The list of 2014 criteria is different from the list of possible and actual criteria for 2013 in several respects:
●For fiscal year 2013, the Compensation Committee selected six criteria from a list of thirteen possible criteria. For fiscal year 2014, the Compensation Committee eliminated eight possible criteria that had been included in the Bonus Plan since it was approved in 2009, seven of which had never been used. The reason for this elimination is that the Compensation Committee believed that the criteria it selected for fiscal year 2014 were the most useful measures of performance, and it did not believe that the eight eliminated criteria were necessary at that time.
●A second change to the Bonus Plan criteria for fiscal year 2014 as compared to 2013 is that the Compensation Committee eliminated the metric of year-over-year improvement in average store development cost per square foot for fiscal year 2014. The required cash investment for new stores varies depending on the size of the store, geographic location, degree of landlord incentives and complexity of site development issues. To a significant degree, it also depends on how the project is structured, including costs for elements that often increase or decrease rent, e.g., lease acquisition costs, shell and/or garage costs, and landlord allowances. Because of these differences, the average development cost per square foot may vary significantly from project to project, and therefore, the Compensation Committee did not believe that year-over-year improvement in this metric was necessarily the desired result or the right goal for executive officers. The Compensation Committee believes that the ROIC metric used for fiscal year 2014 better reflects appropriate levels of capital investment in new stores.
●A third change to the Bonus Plan criteria for 2014 as compared to 2013 is that the Compensation Committee selected ROIC rather than net operating profit after taxes (“NOPAT”) ROIC for fiscal year 2014. (NOPAT ROIC is the result of dividing NOPAT for the Company by total invested capital.) The Compensation Committee made this change because it believed that, with respect to this metric, the incentive bonus for executive officers should align with the way the Company reports ROIC in the quarterly and annual financial statements.

In selecting bonus criteria, associated amounts and weightings, the Compensation Committee attempts to determine which factors will better measure the executive officers’ performance, taking into consideration the Company’s current major goals and financial forecast, as well as general economic conditions. For example, if the Company were to dramatically increase its growth plan, positive free cash flow would be negatively impacted and the Compensation Committee might choose a different amount/weighting of this metric or choose a completely different metric. For fiscal year 2014, with regard to the selected criteria, the following formulas and relative weightings were also approved at the beginning of the fiscal year by the Compensation Committee:

1.	Comparable store sales growth	$5,000 is earned for every 10 basis points of improvement, and the total is multiplied by 20% to weight this portion of the quantitative bonus amount.
2.	Year-over-year improvement in EBITANCE	For every dollar of results, $0.005 (or 0.50%) is earned, and the total is multiplied by 20% to weight this portion of the quantitative bonus amount.
3.	ROIC	$8,000 is earned for every 10 basis points of return, and the total is multiplied by 20% to weight this portion of the quantitative bonus amount.
4.	Year-over-year improvement in EVA	For every dollar of results, $0.0175 (or 1.75%) is earned, and the total is multiplied by 20% to weight this portion of the quantitative bonus amount.
5.	Positive free cash flow	For every dollar of results, $0.0015 (or 0.15%) is earned, and the total is multiplied by 20% to weight this portion of the quantitative bonus amount.

The weighting of positive free cash flow was increased to 20% from the 2013 level of 10% to account for the deletion of the year-over-year improvement in average store development cost per square foot metric. All criteria are adjusted for inflation. Comparable store sales growth, year-over-year improvement in EBITANCE, and year-over-year improvement in EVA were also adjusted in fiscal years 2012 and 2013 to be on a 52-week to 52-week basis. These incentive compensation elements are designed to be attainable and collectively intended to increase the executive’s overall compensation for a fiscal year. With regard to the performance criteria selected for fiscal year 2014, all performance criteria resulted in positive dollar amounts and were summed to determine the quantitative bonus amount. Had any of these performance criteria resulted in a neutral or negative dollar amount, such amount would not have been subtracted from or otherwise had any impact on the quantitative bonus amount. Stock price performance has not been a factor in determining annual cash compensation because the price of the Company’s common stock is subject to a variety of factors, many of which are outside the control of our executive officers.

Cash Compensation: How We Choose Amounts and/or Formulas for Each Element

Our Compensation Committee intends to set total executive cash compensation sufficiently high to attract and retain a strongly motivated leadership team, but not so high that it has a long-term negative impact on our other stakeholders. Each executive’s current and prior compensation is considered in setting future compensation. The incentive bonus is included in compensation to help align the financial incentives with the financial interests of our shareholders, primarily growth and return on invested capital. The criteria used to calculate the quantitative portion of the Bonus Plan were chosen because we believe they are currently the best objective measures of our overall financial performance. The smaller qualitative portion of the Bonus Plan was included to provide the committee with some level of planned discretion in granting executive bonuses.

We review the compensation practices of other companies generally to better understand the market and the spectrum of compensation philosophies and options across the United States. To some extent, our compensation plan is based on the market and companies against which we compete for team members, including executives, and we must remain competitive; however, our compensation philosophy emphasizes internal pay equity and fair treatment of all stakeholders.

We are committed to stakeholder equity as a principle. This principle has led us to generally limit the maximum cash compensation we pay team members in relation to any fiscal year, which we refer to as the “salary cap.” Cash payments, including base salary and amounts paid under our incentive compensation plan, fall within the scope of our salary cap.1

The salary cap is set each fiscal year by our Compensation Committee through use of a multiple of our full-time team members’ average annual wage. In reviewing the multiple for a fiscal year, our Compensation Committee looks to general marketplace conditions and the compensation levels it believes to be required to attract and retain outstanding team members. We have increased this multiple three times since the salary cap policy was first adopted approximately 28 years ago. Each of these increases was made to keep the compensation paid to our executives competitive in the marketplace. The following is the salary cap calculation for the past five fiscal years:

	Average	Average
Fiscal Year	Hourly Wage(1)	Annual Wage(2)	Multiple	Salary Cap
2014	$19.16	$39,853	19	$757,200
2013	18.89	39,289	19	746,500
2012	18.63	38,747	19	736,200
2011	18.24	37,947	19	721,000
2010	17.84	37,107	19	705,037

(1) Average Hourly Wage is the total cash compensation of all full-time team members in a fiscal year divided by the total hours worked by all such team members in that year.

(2) Average Annual Wage is the product of the Average Hourly Wage and 2,080 hours. The Company uses 2,080 hours in the calculation as it represents the product of 40 hours per week and a 52-week year.

____________________

1 Team members may take time off without pay in order to reduce their salary earned and increase the amount of bonus that can be paid within the cap. Additionally, any team member may elect to receive a cash payment in exchange for their unused paid time off at 75% of the value otherwise due, to which amount the salary cap does not apply. Employee benefits, equity awards and any other form of non-cash compensation, such as the 401(k) match, are not included in determining and applying the salary cap. The salary cap does not apply in the team member’s year of termination or retirement. In addition, the salary cap may not apply to compensation arrangements found in agreements related to change of control or termination of employment.

Equity Compensation: What Our Compensation Program Is Designed to Reward

As previously stated, stock price performance has not been a factor in determining annual cash compensation. However, because we believe a relationship exists between our stock price and our team members’ performance—through driving sales and improving earnings—our compensation program is designed to reward team members, including our executive officers, for positive stock price performance, through equity grants pursuant to our broad-based plan. We believe this strategy helps to more closely align the economic interest of our team members and our shareholders.

All of our full-time and part-time team members are eligible to receive stock options through annual leadership grants or through service hour grants once they have accumulated 6,000 service hours (approximately three years of full-time employment). We believe that stock options are a beneficial compensation tool because they link our team members’ interests with those of our shareholders, they are well suited to broad-based grants, they are easy to understand, and team members can control the timing of their taxable event. Approximately 94% of the equity awards granted under our stock plan since its inception in 1992 have been granted to team members who are not executive officers. Each of our executive officers (other than Mr. Mackey, who has voluntarily elected not to receive stock option grants) receives stock option grants under the Company’s stock incentive plan. Service hour grants are allocated to each eligible team member (including our executive officers) based on the proportion of their total accumulated service hours. With respect to annual leadership grants, our Compensation Committee provides a discretionary award of a similar number of options to each executive officer. From time to time, our Compensation Committee may determine that additional equity grants, including possible restricted share issuances, are warranted in order to reward exceptional performance, motivate future strong performance, retain valuable team members and keep the Company competitive.

Equity Compensation: How We Choose Amounts and/or Formulas for Each Element

Our Compensation Committee does not have an exact formula for allocating between cash and non-cash compensation, and its allocation may change from year to year. In determining the amount of such awards, our Compensation Committee considers a number of factors, including historic practice such as the amount of prior grants, our recent performance, general market conditions, the need to retain and motivate team members, the pool of discretionary grants for all team members, and our philosophy of fairness to all stakeholders.

Our Compensation Committee intends to limit the number of shares granted to all team members in any one fiscal year so that annual earnings dilution from share-based payment expense will not exceed 10%. The Company’s actual dilution from share-based payment expense for each fiscal year since 2006 has been less than 10%.

Historically, as a guideline, our Compensation Committee has sought to limit the total number of shares issuable under equity grants to the 32 members of the Whole Foods Leadership Network (which we refer to as “WFLN”), which includes our named executive officers, to approximately 10% of all shares issuable under equity grants made to all team members in such fiscal year. The Company has followed this practice for each fiscal year, except 2010, 2013 and 2014, since WFLN was established more than a decade ago. The exception in fiscal year 2010 was primarily the result of our Compensation Committee’s decision to reward WFLN members’ extraordinary work and results in responding to the economic downturn of 2009. The exception in fiscal year 2013 was primarily due to replacement awards granted to Walter Robb and A.C. Gallo in connection with the rescission of awards originally granted to each of them in 2010. The exception in fiscal year 2014 was primarily due to our Compensation Committee’s decision to award special equity grants in February 2014, which are discussed in more detail below.

For fiscal year 2014, all equity grants were recommended by the executive team, and the final determination was made by our Compensation Committee after discussions among the executive team and the committee, taking into consideration: (1) our usual broad-based grants, (2) our recent positive performance, (3) the proportion of awards granted to WFLN, and (4) our stakeholder fairness philosophy, including the requirement to expense equity grants and our current intent to limit the number of shares granted in any one year so that annual earnings dilution from share-based payment expenses will not exceed 10%.

In each fiscal year, we establish a pool of grants based on prior year grants to all team members with a growth factor. We then estimate earnings dilution from share-based payment expense (to set the dilution guideline for our Compensation Committee) and determine the portion that should be granted to WFLN. As necessary, the Compensation Committee reviews whether or not circumstances exist that suggest a deviation from our general practices.

Subject to certain exceptions, we schedule equity grant dates well in advance of any actual grant. The grant date is established when our Compensation Committee approves the grant, and all key terms have been determined and are expected to be communicated to recipients within a relatively short period of time. The exercise price of each of our stock option grants is the market closing price on the grant date. Our general policy is for the primary annual grant to occur within two weeks after the official announcement of our second quarter results so that the stock option exercise price reflects a fully informed market price. At times we make grants that are in addition to the primary annual grant, including the February 2014 grants, which were approved by our Compensation Committee in December 2013 and granted when our trading window opened in February 2014. If at the time of any planned equity grant date any member of our Board of Directors or executive team is aware of material non-public information, we would not generally make the planned grant. In such event, as soon as practical after material information is made public, our Compensation Committee generally would have a special meeting and/or otherwise take all necessary steps to authorize the delayed grant. Executives are not treated differently from other team members in the grant process. Our Compensation Committee has delegated to our executive team the power to administer, subject to and within the limitations of the express provisions of our stock incentive plan, all aspects of outstanding and future grants of equity under the plan. This delegation, however, does not include the authority to (i) determine when and how each award will be granted; what type or combination of types of awards will be granted; the time or times when an award may be exercised; the number of shares with respect to which an award will be granted to each participant; the exercise price or the purchase price for shares under an award; or the terms, performance criteria or other similar conditions, vesting periods or any restrictions for an award or any restrictions on shares acquired pursuant to an award; (ii) change the name of participant for whose benefit an award is or will be granted under the plan; (iii) accelerate or defer the vesting of any rights under an award (except that such authority exists with respect to participants other than directors and executive officers); or (iv) amend any award agreement with respect to the foregoing provisions, other than to correct any defect, omission, or inconsistency in any award agreement granted to persons who are not executive officers.

On December 1, 2013, our Compensation Committee awarded special grants of stock options and restricted stock to our executive officers. Because our trading window was closed at the time, the committee determined that the grants would be made on February 14, 2014, when our trading window was open. One purpose of the grants was to reward the executives’ performance. The other purpose of the grants was to encourage continued stability on our leadership team, which the Compensation Committee believed would help our Company’s performance in future years. The committee also believed that these grants were tools that would create further long-term alignment between our executives and our shareholders.

Executive Retention Plan and Non-Compete Arrangement: What Our Compensation Program Is Designed to Reward

Through use of our Executive Retention Plan and Non-Compete Arrangement, we reward each executive’s long-term service with the Company and set forth the terms under which the Company and each executive, other than Mr. Mackey, may agree to protect our confidential information and market position after any such executive’s employment is terminated. Through this arrangement, we also encourage our executives’ continued services in the event a change in control becomes likely and/or occurs.

We believe this arrangement will protect our market position by discouraging our executives’ seeking employment with our competitors and by protecting our confidential information. In the case of a change of control, we believe the arrangement strikes a balance between incentive and executive retention without providing the benefits to an executive who continues to be employed by an acquiring company.

Executive Retention Plan and Non-Compete Arrangement: How We Choose Amounts and/or Formulas for Each Element

The elements of this arrangement were determined by generally studying the compensation arrangements of other companies within the United States, specifically non-compete agreements and change-of-control agreements. In applying these types of arrangements to the Company, our Compensation Committee considered the need to protect our strong market position, our current compensation programs and the need to motivate compliance with the arrangement through sufficiently high payments.

This arrangement is discussed in detail under the “Potential Payments on Termination/Change of Control – 2010 Executive Retention Plan and Non-Compete Arrangement” section of this Proxy Statement.

Tax and Certain Other Factors Considered by the Compensation Committee

In structuring our compensation programs, we take into account Internal Revenue Code Section 162(m). Under Internal Revenue Code Section 162(m), a limitation is placed on tax deductions of any publicly held corporation for individual compensation to certain executives exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Although our salary cap usually causes non-performance-based compensation to be below the $1,000,000 threshold, in certain years our executives may have compensation which results in non-deductibility under Internal Revenue Code Section 162(m).

Regarding most compensation matters, including the form and amount of executive and director compensation, our executive team provides recommendations to our Compensation Committee. These recommendations include recommendations with respect to changes to executive team salaries, changes to the bonus plan, annual stock option grants, restricted stock grants, discretionary bonuses, other incentive awards and the fees paid to directors. Our Compensation Committee considers a number of factors in establishing executive compensation, including executive team recommendations, general marketplace conditions and the Company’s growth and financial performance. However, the committee does not delegate any of its functions to others in setting compensation.

Neither our Compensation Committee nor Company management engaged any outside consultants regarding fiscal year 2014 executive compensation.

Review of 2014 Compensation

John Mackey

Effective January 1, 2007, John Mackey, our Co-Chief Executive Officer, voluntarily reduced his salary to $1 and elected to forgo any future bonus and equity awards. In 2013, Mr. Mackey extended this election so that he would accrue no additional paid time off. For fiscal year 2014, Mr. Mackey earned $1 in base salary. Mr. Mackey will continue to receive the same non-cash benefits that other full-time team members receive, including a team member purchase discount card and health insurance.

Members of the Executive Team Other Than John Mackey

Cash compensation. For fiscal year 2014, the Compensation Committee increased the salary of each of our named executive officers, other than Mr. Mackey, to $472,350. For each member of the executive team other than Mr. Mackey, the quantitative portion of the bonus was calculated to be $532,870 for fiscal year 2014. Additionally, the Compensation Committee awarded each of the members of the executive team, other than Mr. Mackey, the maximum qualitative bonus of $141,700 (approximately 30% of their annualized salary rate) in recognition of and appreciation for their performance during fiscal year 2014; however, the actual amount paid to these executive officers under the Bonus Plan was limited by the salary cap. The salary cap caused our executive officers other than Mr. Mackey to forfeit $389,720 in cash compensation that they otherwise earned. Each member of the executive team, other than Mr. Mackey and Mr. Sud, also received a matching contribution to his or her 401(k) plan in the amount of $160, which is calculated according to a formula consistent with the matching contribution available to all participating team members.

Benefit hours. Our executive officers, other than Mr. Mackey, received additional compensation during the fiscal year in relation to their benefit hours in the following amounts: Mr. Robb received $16,986; Mr. Gallo received $65,616; Ms. Flanagan received $64,717; Mr. Sud received $31,347; Mr. Lannon received $56,336; and Mr. Meyer received $35,747.

Equity incentives. Each of our executive officers, other than Mr. Mackey, received a leadership grant of stock options to purchase 4,500 shares in connection with our annual grant process on May 16, 2014. Also in connection with our annual grant process, our executives other than Mr. Mackey received a grant of options on May 16, 2014 based on his or her years of service with the Company in the following amounts: Mr. Robb received options to purchase 249 shares; Mr. Gallo received options to purchase 222 shares; Ms. Flanagan received options to purchase 246 shares; Mr. Sud received options to purchase 198 shares; Mr. Lannon received options to purchase 229 shares; and Mr. Meyer received options to purchase 175 shares. In addition to the annual grant of stock options, on February 14, 2014, our executive officers received special stock option and restricted stock grants in the following amounts: Mr. Robb and Mr. Gallo received 19,139 restricted shares and options to purchase 50,000 shares; and our other executive officers, other than Mr. Mackey, received 9,570 restricted shares and options to purchase 35,000 shares.

Compensation Committee Report

The following Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

We have reviewed and discussed with management the forgoing Compensation Discussion and Analysis to be included in this Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the review and discussion referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

Compensation Committee

Mo Siegel (Chair)
Gabrielle Greene-Sulzberger
Jonathan Sokoloff
Dr. Ralph Sorenson

Summary Compensation Table for Fiscal Year 2014

The following table includes information concerning compensation for the one-year periods ended September 28, 2014, September 29, 2013 and September 30, 2012 in reference to our named executive officers. Cash compensation received by the named executive officer is found in the Salary, Bonus or Non-Equity Incentive Plan Compensation columns of this table. Except for cash payments in exchange for unused paid time off, if any, total cash compensation received for each named executive officer in relation to each fiscal year is limited to the Company’s salary cap for such fiscal year. For fiscal years 2014, 2013 and 2012, the salary cap was $757,200, $746,500 and $736,200, respectively.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Fiscal Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
	(1)(2)	(3)(4)	(5)	(5)	(6)(7)(8)	(9)
John Mackey – Co-Chief Executive Officer
2014	$1	$—	$—	$—	$—	$—	$1
2013	1	—	—	—	—	—	1
2012	1	—	—	—	—	69,018	69,019
Walter Robb – Co-Chief Executive Officer
2014	472,350	59,840	1,000,013	968,161	225,010	17,146	2,742,520
2013	458,600	45,200	1,520,426	898,632	242,700	67,182	3,232,740
2012	453,807	37,426	—	467,020	244,967	64,398	1,267,618
A.C. Gallo – President and Chief Operating Officer
2014	472,350	59,840	1,000,013	967,817	225,010	65,776	2,790,806
2013	458,600	45,200	1,537,414	895,230	242,700	62,154	3,241,298
2012	453,807	37,426	—	467,728	244,967	63,045	1,266,973
Glenda Flanagan – Executive Vice President and Chief Financial Officer
2014	472,350	59,840	500,033	695,837	225,010	64,877	2,017,947
2013	458,600	45,200	—	413,172	242,700	19,091	1,178,763
2012	443,532	38,788	—	467,085	253,880	77,515	1,280,800
Jim Sud – Executive Vice President of Growth and Business Development
2014	472,350	59,840	500,033	695,225	225,010	31,347	1,983,805
2013	458,600	45,200	—	412,277	242,700	58,051	1,216,828
2012	453,807	37,426	—	465,412	244,967	58,270	1,259,882
David Lannon – Executive Vice President of Operations
2014	472,350	59,840	500,033	695,620	225,010	56,496	2,009,349
2013	458,600	45,200	—	413,628	242,700	68,876	1,229,004
2012	435,659	39,831	—	955,803	260,710	76,224	1,768,227
Ken Meyer – Executive Vice President of Operations
2014	472,350	59,840	500,033	694,932	225,010	35,907	1,988,072
2013	458,600	45,200	—	412,698	242,700	57,187	1,216,385
2012	430,519	40,512	—	954,098	265,169	89,637	1,779,935

(1) Amounts shown in the Salary column of this table for fiscal year 2014 reflect each named executive officer’s annual rate of pay.

(2) Effective January 1, 2007, Mr. Mackey voluntarily reduced his annual salary to $1 and elected to forgo earning any future cash compensation, stock awards and/or option awards. In 2013, Mr. Mackey extended this election so that he would accrue no additional paid time off.

(3) Under the Bonus Plan for named executive officers, excluding Mr. Mackey, and subject to the salary cap, related amounts were earned and paid to the named executive officer for the fiscal year. Based on the elements of this compensation structure and applicable disclosure rules, only the qualitative portion of the Bonus Plan compensation is disclosed in this column (See the Non-Equity Incentive Plan Compensation column of this table for additional compensation under the quantitative portion of the Bonus Plan).

(4) For fiscal year 2014, the Compensation Committee awarded the maximum qualitative bonus of $141,700 (approximately 30% of the annual base salary) in recognition of and appreciation for the performance of the executive team during fiscal year 2014. The quantitative portion of the Bonus Plan award was calculated to be $532,870 for fiscal year 2014. The total of these two amounts is $674,570. The amounts shown in the table as paid were calculated by multiplying approximately 21% (the ratio of the $141,700 qualitative award amount to the total Bonus Plan award amount of $674,570) times the average actual total cash paid under the Bonus Plan after the application of the salary cap for Mr. Robb, Mr. Gallo, Ms. Flanagan, Mr. Sud, Mr. Lannon and Mr. Meyer.

(5) Amounts represent grant date fair value. See Note 12 to the consolidated financial statements in the Company’s Annual Report for the fiscal year ended September 28, 2014 regarding assumptions underlying the valuation of equity awards. The 2013 stock award amount for Mr. Robb was inadvertently reported for Mr. Gallo (and vice versa) in the Company’s last Proxy Statement, causing the stock award value to be $16,988 too high for Mr. Robb and $16,988 too low for Mr. Gallo. Those amounts have been corrected in the Summary Compensation Table of this Proxy Statement.

(6) Under the Bonus Plan for named executive officers, excluding Mr. Mackey, and subject to the salary cap, related amounts were earned and paid to the named executive officer for the fiscal year. Based on the elements of this compensation structure and applicable disclosure rules, only the quantitative portion of the Bonus Plan compensation is disclosed in this column (See the Bonus column of this table for additional compensation under the qualitative portion of the Bonus Plan).

(7) The amount shown in this column for each named executive officer, other than Mr. Mackey, is the total amount paid under the Bonus Plan, less the amount disclosed in the Bonus column of this table.

(8) For fiscal year 2014, the quantitative portion of the Bonus Plan was calculated to be $532,870. Additionally, the Compensation Committee awarded the maximum qualitative bonus of $141,700 (approximately 30% of the annual salary) in recognition of and appreciation for the excellent performance of the executive team during fiscal year 2014. The total of these two amounts is $674,570. The portion of the Bonus Plan bonus disclosed in this column is the actual total cash paid under the Bonus Plan, after a deduction of the amount allocated to the qualitative portion of the bonus under the Bonus Plan (See the Bonus column of this table) and after the application of the salary cap for Mr. Robb, Mr. Gallo, Ms. Flanagan, Mr. Sud, Mr. Lannon and Mr. Meyer.

(9) The balance of the amounts in this column related to benefit hours accumulated by the executive during the fiscal year (See the Registrant Contributions in Last Fiscal Year column of the Non-Qualified Deferred Compensation table). Also reflected in this Column are the Company’s 401(k) match payments, which are available to all team members. For fiscal year 2014, each executive other than Mr. Mackey and Mr. Sud received $160 in 401(k) match payments.

Grants of Plan-Based Awards for Fiscal Year 2014

						All Other
		Estimated Future Payouts Under			All Other	Option Awards:		Grant Date Fair
		Non-Equity Incentive Plan Awards			Stock Awards:	Number of	Exercise or	Value
					Number of	Securities	Base Price	of Stock
	Grant				Shares of Stock	Underlying	of Option	and Option
Name	Date	Threshold	Target	Maximum	or Units	Options	Awards	Awards
			(2)		(3)	(4)		(5)
John Mackey (1)			$—		—	—	$—	$—
Walter Robb			284,850
	2/14/14					50,000	52.25	907,620
	2/14/14				19,139			1,000,013
	5/16/14					4,500	37.91	57,367
	5/16/14					249	37.91	3,174
A.C. Gallo			284,850
	2/14/14					50,000	52.25	907,620
	2/14/14				19,139			1,000,013
	5/16/14					4,500	37.91	57,367
	5/16/14					222	37.91	2,830
Glenda Flanagan			284,850
	2/14/14					35,000	52.25	635,334
	2/14/14				9,570			500,033
	5/16/14					4,500	37.91	57,367
	5/16/14					246	37.91	3,136
Jim Sud			284,850
	2/14/14					35,000	52.25	635,334
	2/14/14				9,570			500,033
	5/16/14					4,500	37.91	57,367
	5/16/14					198	37.91	2,524
David Lannon			284,850
	2/14/14					35,000	52.25	635,334
	2/14/14				9,570			500,033
	5/16/14					4,500	37.91	57,367
	5/16/14					229	37.91	2,919
Ken Meyer			284,850
	2/14/14					35,000	52.25	635,334
	2/14/14				9,570			500,033
	5/16/14					4,500	37.91	57,367
	5/16/14					175	37.91	2,231

(1) Effective January 1, 2007, Mr. Mackey voluntarily reduced his salary to $1 and elected to forgo earning any future cash compensation, stock awards and/or option awards.

(2) The Bonus Plan has a qualitative discretionary component (See the Bonus column of the Summary Compensation Table) and a quantitative component which is described here. The quantitative component of the Bonus Plan does not provide for threshold or maximum payment amounts, except that the payment may be limited due to the salary cap. Specified targets under the quantitative portion of the Bonus Plan are described above under the heading “Cash Compensation: What Our Compensation Program Is Designed to Reward.” Other than for Mr. Mackey, the amount disclosed as each named executive officer’s “target” under the quantitative portion of the Bonus Plan for fiscal year 2014 is a representative amount. This disclosed figure was determined by calculating the difference between their base salary and the salary cap. Each named executive officer’s compensation under the Bonus Plan for fiscal year 2014 is subject, together with base salary, to the salary cap described in the “Compensation Discussion and Analysis” section above.

(3) The restricted stock vests in four equal installments each year beginning on the first anniversary of the grant date.

(4) Options become exercisable in four equal installments each year beginning on the first anniversary of the grant date.

(5) See Note 12 to the consolidated financial statements in the Company’s Annual Report for the fiscal year ended September 28, 2014 regarding assumptions underlying the valuation of equity awards.

Outstanding Equity Awards Value at Fiscal Year-End 2014

The following table includes certain information with respect to the value of all restricted stock and unexercised options previously awarded to the named executive officers as of the fiscal year ended September 28, 2014. The number of restricted stock and options held at September 28, 2014 includes restricted stock and options granted under the Whole Foods Market, Inc. 2009 Stock Incentive Plan, which is a consolidation, amendment and restatement of the Whole Foods Market, Inc. Stock Incentive Plan for team members and the Whole Foods Market, Inc. Amended and Restated Stock Option Plan for Outside Directors.

		Option Awards					Stock Awards
		Number of Securities
		Underlying Unexercised					Shares or Units of Stock
		Options					That Have Not Vested
					Option
				Option	Expiration			Market
Name	Grant Date	Exercisable	Unexercisable	Exercise Price	Date		Number	Value
			(1)				(2)
John Mackey		—	—	$—			—	$—
Walter Robb	5/14/2010	8,330	—	20.42	5/14/2017
	5/13/2011	7,082	2,360	31.25	5/13/2018
	2/10/2012	10,000	10,000	40.81	2/10/2019
	5/11/2012	4,684	4,684	44.27	5/11/2019
	12/4/2012	5,000	15,000	46.04	12/4/2019
	2/21/2013	—	31,600	42.47	2/21/2020		35,800	1,348,586
	5/14/2010	67,500	15,200	20.42	5/14/2020	(3)
	5/31/2013	1,174	3,520	51.86	5/31/2020
	2/14/2014	—	50,000	52.25	2/14/2021		19,139	720,966
	5/16/2014	—	4,749	37.91	5/16/2021
A.C. Gallo	5/14/2010	2,244	—	20.42	5/14/2017
	5/13/2011	7,044	2,348	31.25	5/13/2018
	2/10/2012	10,000	10,000	40.81	2/10/2019
	5/11/2012	4,708	4,704	44.27	5/11/2019
	12/4/2012	5,000	15,000	46.04	12/4/2019
	2/21/2013	—	31,800	42.47	2/21/2020		36,200	1,363,654
	5/14/2010	47,500	14,554	20.42	5/14/2020	(3)
	5/31/2013	1,179	3,535	51.86	5/31/2020
	2/14/2014	—	50,000	52.25	2/14/2021		19,139	720,966
	5/16/2014	—	4,722	37.91	5/16/2021
Glenda Flanagan	5/14/2010	8,842	—	20.42	5/14/2017
	5/13/2011	7,088	2,362	31.25	5/13/2018
	2/10/2012	10,000	10,000	40.81	2/10/2019
	5/11/2012	4,688	4,684	44.27	5/11/2019
	12/4/2012	5,000	15,000	46.04	12/4/2019
	5/14/2010	22,500	27,500	20.42	5/14/2020
	5/31/2013	1,174	3,520	51.86	5/31/2020
	2/14/2014	—	35,000	52.25	2/14/2021		9,570	360,502
	5/16/2014	—	4,746	37.91	5/16/2021
Jim Sud	5/14/2010	2,232	—	20.42	5/14/2017
	5/13/2011	7,008	2,334	31.25	5/13/2018
	2/10/2012	10,000	10,000	40.81	2/10/2019
	5/11/2012	4,636	4,632	44.27	5/11/2019
	12/4/2012	5,000	15,000	46.04	12/4/2019
	5/14/2010	15,500	27,500	20.42	5/14/2020
	5/31/2013	1,161	3,482	51.86	5/31/2020
	2/14/2014	—	35,000	52.25	2/14/2021		9,570	360,502
	5/16/2014	—	4,698	37.91	5/16/2021
David Lannon	5/14/2010	2,346	—	20.42	5/14/2017
	5/13/2011	2,352	2,350	31.25	5/13/2018
	5/11/2012	29,712	29,710	44.27	5/11/2019
	12/4/2012	5,000	15,000	46.04	12/4/2019
	5/14/2010	2,200	11,000	20.42	5/14/2020
	5/31/2013	1,180	3,540	51.86	5/31/2020
	2/14/2014	—	35,000	52.25	2/14/2021		9,570	360,502
	5/16/2014	—	4,729	37.91	5/16/2021
Ken Meyer	5/14/2010	2,320	—	20.42	5/14/2017
	5/13/2011	6,972	2,324	31.25	5/13/2018
	5/11/2012	29,660	29,656	44.27	5/11/2019
	12/4/2012	5,000	15,000	46.04	12/4/2019
	5/14/2010	9,000	11,000	20.42	5/14/2020
	5/31/2013	1,167	3,500	51.86	5/31/2020
	2/14/2014	—	35,000	52.25	2/14/2021		9,570	360,502
	5/16/2014	—	4,675	37.91	5/16/2021

(1) Other than grants made on May 14, 2010 that expire in 2020 and the grants made on February 21, 2013, options become exercisable in four equal installments each year beginning on the first anniversary of the grant date. Grants made on May 14, 2010 that expire in 2020 become exercisable in nine equal installments each year beginning on the first anniversary of the grant date. The February 21, 2013 grant to Mr. Robb becomes exercisable as follows: the options become exercisable with respect to 650 shares on the second anniversary of the date of grant; 7,738 shares on each of third, fourth and fifth anniversaries of the date of grant; and 7,736 shares on the sixth anniversary of the date of grant. The February 21, 2013 grant to Mr. Gallo becomes exercisable as follows: the options become exercisable with respect to 850 shares on the second anniversary of the date of grant; 7,738 shares on each of third, fourth and fifth anniversaries of the date of grant; and 7,736 shares on the sixth anniversary of the date of grant.

(2) Other than with respect to the February 21, 2013 grant to Mr. Robb and Mr. Gallo, restricted stock vests in four equal installments each year beginning on the first anniversary of the grant date. Mr. Robb’s February 21, 2013 restricted stock grant vests as follows: 650 shares vest on the second anniversary of the date of grant; 8,788 shares vest on each of the third, fourth and fifth anniversaries of the date of grant; and 8,786 shares vest on the sixth anniversary of the date of grant. Mr. Gallo’s February 21, 2013 restricted stock grant vests as follows: 1,050 shares vest on the second anniversary of the date of grant; 8,788 shares vest on each of the third, fourth and fifth anniversaries of the date of grant; and 8,786 shares vest on the sixth anniversary of the date of grant.

(3) In February 2013 Mr. Robb and Mr. Gallo rescinded a portion of these options in the following amounts: options with respect to 67,300 shares for Mr. Robb and options with respect to 67,946 shares for Mr. Gallo. The rescinded portions are not included in the amounts shown in the table.

Option Exercises and Stock Vested for Fiscal Year 2014

The following table includes certain information with respect to the options exercised by the named executive officers and restricted stock awards vesting during the fiscal year ended September 28, 2014.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
(1)
John Mackey	—	$—	—	$—
Walter Robb	—	—	—	—
A.C. Gallo	20,000	735,100	—	—
Glenda Flanagan	—	—	—	—
Jim Sud	4,000	153,885	—	—
David Lannon	4,704	112,675	—	—
Ken Meyer	—	—	—	—

(1) Value Realized on Exercise is calculated as the difference between the total fair market value of the shares on the date of exercise (using the closing market price on the exercise date), less the total option price paid for the shares, regardless of whether or not the shares were sold on the date of exercise, sold subsequently, or held.

Non-Qualified Deferred Compensation for Fiscal Year 2014

The table below provides information concerning the benefit hours related to accrued paid vacation and other personal time for each of our named executive officers during the fiscal year ended September 28, 2014.

Upon termination of employment, all team members are entitled to receive a related lump sum payment for unused benefit hours, and in such year of termination of employment, total cash compensation received may be in excess of the salary cap. If a termination of employment had occurred as of September 28, 2014, in addition to other benefits discussed herein, each executive would have been entitled to receive the amount specified in the Aggregate Balance at Last Fiscal Year End column of this table.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals	Balance at Last
Name	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year End
		(1)		(2)	(3)
John Mackey	$—	$—	$—	$—	$456,269
Walter Robb	—	16,986	—	—	613,836
A.C. Gallo	—	65,616	—	—	489,379
Glenda Flanagan	—	64,717	—	—	587,255
Jim Sud	—	31,347	—	—	319,470
David Lannon	—	56,336	—	—	299,305
Ken Meyer	—	35,747	—	—	288,840

(1) Reflects the net increase in amount from last fiscal year, including: (a) any paid time off hours earned this year in excess of hours used; and (b) any increase in executives’ rates of pay during the fiscal year applied to paid time off hours earned but not yet used from prior years. Amounts reported in this column are also reported in the “All Other Compensation” column of the Summary Compensation Table.

(2) Reflects the net decrease from last fiscal year in paid time off used in excess of hours earned.

(3) Amounts are calculated using paid time off hours earned at the executives’ 2014 rate of pay of $227.09 per hour ($214.06 per hour for Mr. Mackey, who in fiscal year 2013 elected to accrue no additional paid time off), rounded to the nearest hour, as follows: Mr. Mackey 2,132 paid time off hours; Mr. Robb 2,703 hours; Mr. Gallo 2,155 hours; Ms. Flanagan 2,586 hours; Mr. Sud 1,407 hours; Mr. Lannon 1,318 hours; and Mr. Meyer 1,272 hours. Amounts in this column were also reported in the “All Other Compensation” column of the Summary Compensation Table in previous fiscal years.

Potential Payments on Termination/Change of Control

2010 Executive Retention Plan and Non-Compete Arrangement

During fiscal year 2010, the Company entered into agreements pursuant to our Executive Retention Plan (which we refer to as the “Plan”) with Mr. Robb, Mr. Gallo, Ms. Flanagan, Mr. Sud, Mr. Lannon and Mr. Meyer. In keeping with his voluntary decision to reduce his annual salary to $1 and forgo earning any future cash compensation, stock awards and options awards, John Mackey, Co-Chief Executive Officer, opted not to execute such agreement.

Non-Compete and Non-Solicitation Portion of Arrangement

Pursuant to these agreements, if at any time one of the above-named executive’s employment is terminated other than for “cause” (as defined in the Plan) and if within 45 days of such termination, the named executive signs a release and continues compliance with the confidentiality, non-compete, non-solicitation, non-disparagement and other restrictions of the Plan, then the named executive will receive the following from the Company:

●	up to a designated amount, for a maximum of five years, paid in equal semiannual installments;
●

all stock options will vest and become immediately exercisable and remain exercisable until the earlier of the fifth anniversary of termination or the original expiration date of the stock option and all restricted stock will vest; and

●	reimbursement by the Company of COBRA premiums paid by the named executive.

The confidentiality and non-disparagement restrictions are of unlimited duration. The non-compete and non-solicitation restrictions apply for a period of five years following the termination of the named executive’s employment.

If one of the above-named executive’s (other than Walter Robb) employment is voluntarily terminated by such person for a reason other than a “good reason” (as defined in the Plan), “disability” (as defined in the Plan) or death, the benefits described in the bullets above shall not be paid, but instead are subject to future negotiation between either one of the two Co-Chief Executive Officers of the Company and the named executive except as follows. In the event either of the two Co-Chief Executive Officers of the Company are involuntarily terminated or if both of the Co-Chief Executive Officers die and/or otherwise terminate employment with the Company within 45 days of each other and the named executive subsequently terminates employment with the Company, the benefits described in the bullets above will be payable. In the case of the negotiation of benefits due to a voluntary termination without good reason, the semiannual non-compete payment shall not exceed $800,000 for A.C. Gallo, nor $600,000 for Glenda Flanagan or Jim Sud, nor $400,000 for David Lannon or Ken Meyer, adjusted to reflect the increase, if any, in the Consumer Price Index. In the case of the negotiated benefits due to a voluntary termination without good reason, as of the following dates, the amount of the semiannual non-compete payment negotiated shall not be less than the specified percentage of the maximum amount set forth in the preceding sentence: as of October 1, 2012, 20%; as of October 1, 2013, 40%; as of October 1, 2014, 60%; as of October 1, 2015, 80%; and as of October 1, 2016, 100%.

If Walter Robb’s employment is voluntarily terminated by him for a reason other than a good reason, disability or death, the benefits described in the bullets above shall not be paid, but instead are subject to future negotiation between him and the other Co-Chief Executive Officer of the Company except as follows. In the event that John Mackey dies or terminates employment with the Company for any reason and Walter Robb subsequently terminates his employment with the Company, the benefits described in the bullets above will be payable. In the case of the negotiation of benefits due to a voluntary termination without good reason, the semiannual non-compete payment, if any, shall not exceed $800,000 for Walter Robb, adjusted to reflect the increase, if any, in the Consumer Price Index. In the case of the negotiated benefits due to a voluntary termination without good reason, as of the following dates, the amount of the semiannual non-compete payment negotiated shall not be less than the specified percentage of the maximum amount set forth in the preceding sentence: as of October 1, 2012, 20%; as of October 1, 2013, 40%; as of October 1, 2014, 60%; as of October 1, 2015, 80%; and as of October 1, 2016, 100%.

If a termination of the executive’s employment, not by the executive and other than for cause, had occurred as of September 28, 2014, and if the executive elected to comply with non-compete and other material provisions, we estimate the value of the benefits described above would have been as follows:

				Monthly
	Semiannual	Accelerated	Accelerated	Reimbursement
	Payment	Vesting of Stock	Vesting of	of COBRA
Named Executive Officer	Amount	Options	Restricted Stock	Premiums
	(1)	(2)	(3)	(4)
Walter Robb	$800,000	$277,351	$2,069,522	$272
A.C. Gallo	800,000	266,131	2,084,620	971
Glenda Flanagan	600,000	489,539	360,502	231
Jim Sud	600,000	489,359	360,502	741
David Lannon	400,000	204,837	360,502	1,105
Ken Meyer	400,000	204,670	360,502	1,105

(1) Paid in equal semiannual installments for a maximum of five years, subject to executive’s continued compliance with non-compete and other material provisions of the Plan. Assuming the executive complied with such restrictions for the entire five-year period, the total amount payable would be: $8,000,000 for Mr. Robb; $8,000,000 for Mr. Gallo; $6,000,000 for Ms. Flanagan; $6,000,000 for Mr. Sud; $4,000,000 for Mr. Lannon; and $4,000,000 for Mr. Meyer. The executives would receive an additional semi annual payment reflecting the increase in the Consumer Price Index between the date of the executive’s agreement under the Plan and his or her termination date. For a September 28, 2014 termination date, each additional semi annual payment would range in amount from $13,989 to $27,977.

(2) Reflects the value of options that would accelerate and vest based upon the Company’s stock price on the last trading day of the fiscal year of $37.67 minus the exercise price of such options.

(3) Reflects the value of restricted stock that would accelerate and vest based upon the Company’s stock price on the last trading day of the fiscal year of $37.67.

(4) Paid monthly for a maximum of 18 months, subject to the executive’s continued compliance with non-compete and other material provisions of the Plan. Assuming the executive complied with such restrictions for the entire 18-month period, the total amount payable would be: $4,896 for Mr. Robb; $17,478 for Mr. Gallo; $4,158 for Ms. Flanagan; $13,338 for Mr. Sud; $19,890 for Mr. Lannon; and $19,890 for Mr. Meyer.

Change of Control Portion of Arrangement

These agreements also provide that for the two-year period following a change of control:
●	the named executives’ annual base salary will be at least equal to 26 times the highest bi-weekly base salary rate applicable to the named executive in the one-year period immediately preceding the month in which the change of control occurs;
●

the named executive’s annual bonus will be calculated according to the formula used to calculate the named executive’s last annual bonus paid prior to the change of control (unless any comparable bonus under the Company’s successor plan would result in a higher payment to the named executive);

●

the named executive will be entitled to participate in all long-term cash incentive, equity incentive, savings and retirement plans, practices, policies and programs applicable generally to similarly titled persons of the Company or affiliated companies, in each case not less favorable, in the aggregate, than the most favorable of those provided by the Company and affiliated companies for such persons under such plans, practices, policies and programs as in effect prior to the change of control or, if more favorable, those provided generally at any time after the date of the change of control;

●

the named executive will be eligible to participate in the Company’s medical, dental, disability, life and other insurance programs, in each case not less favorable, in the aggregate, than the most favorable of those provided by the Company and affiliated companies for such persons under such programs as in effect prior to the change of control or, if more favorable, those provided generally at any time after the date of the change of control; and

●

the named executive will receive certain other benefits consistent with those provided prior to the change of control or, if more favorable, such benefits as provided generally at any time after the date of the change of control.

If a change of control had occurred as of September 28, 2014 and the executives continued in the employ of the Company for the two-year period, we estimate the value of the benefits described above would have been as follows:

			Participation in	Participation in
			Incentive and	Insurance
Named Executive Officer	Salary	Bonus	Retirement Plans	Programs	Other Benefits
	(1)	(2)			(3)
Walter Robb	$944,700	$569,700	$—	$6,637	$5,940
A.C. Gallo	944,700	569,700	—	27,402	5,940
Glenda Flanagan	944,700	569,700	—	5,548	5,940
Jim Sud	944,700	569,700	—	17,476	5,940
David Lannon	944,700	569,700	—	31,608	5,940
Ken Meyer	944,700	569,700	—	31,608	5,940

(1) Calculated as two times the current base salary.

(2) Calculated as approximately two times the bonus amount payable under the Bonus Plan for fiscal year 2014, starting with the salary cap and deducting the fiscal year 2014 base salary amount.

(3) Figure represents an estimate of certain other benefits that might be provided after the date of the change of control.

In addition, during such two-year period, if a named executive officer is terminated other than for cause or if a named executive officer voluntarily terminates employment with good reason (collectively an “involuntary termination”) or dies, then the named executive officer or his or her estate or beneficiaries, as applicable, will be entitled to receive from the Company a lump sum amount equal to three times the sum of (a) the executive’s annual base salary and (b) the average of the last three bonuses paid to the executive. If a change of control and involuntary termination or death of the named executive officers had occurred as of September 28, 2014, we estimate the value of this lump sum amount would have been as follows:

Lump Sum
Severance
Named Executive Officer	Payment
(1)
Walter Robb	$2,280,800
A.C. Gallo	2,280,800
Glenda Flanagan	2,280,800
Jim Sud	2,280,800
David Lannon	2,280,800
Ken Meyer	2,280,800

(1) Payment is based on three times the sum of (a) the named executive’s annual base salary and (b) the average of the last three bonuses paid to the executive calculated by starting with the applicable salary cap in each year and deducting the executive’s annual base salary for the year.

In addition to the payments above, each of the named executive officers is entitled to a payout of his or her balance found in the Non-Qualified Deferred Compensation table in the Aggregate Balance at Last Fiscal Year End column.

1991 Retention Agreement

In 1991, the Company entered into a retention agreement with Mr. Mackey. This agreement provides for certain benefits upon an involuntary termination of employment, other than for cause, after a “Triggering Event.” A Triggering Event includes (1) a merger of the Company with and into an unaffiliated corporation if the Company is not the surviving corporation or (2) the sale of all or substantially all of the Company’s assets. The benefits to be received by Mr. Mackey if his employment is terminated after a Triggering Event occurs include: receipt of a lump sum severance payment equal to the executive’s then-current annual salary and prior year’s bonus; continuation of life, health and disability benefits for one year after the termination of employment; and the immediate vesting of any outstanding stock options granted to such executive officer with up to six months to exercise.

If a Triggering Event and an involuntary termination of employment other than for cause had occurred as of September 28, 2014, we estimate the value of the benefits under the Retention Agreement would have been as follows:

	Lump Sum	Continuation of	Accelerated
	Severance	Insurance	Vesting of Stock
Named Executive Officer	Payment	Benefit	Options
(1)
John Mackey	$1	$7,767	$—

(1) Payment based on Mr. Mackey’s fiscal year 2014 salary of $1 plus receipt of no bonus under the Bonus Plan.

In addition to the payments above, Mr. Mackey is entitled to a payout of his balance found in the Non-Qualified Deferred Compensation table in the Aggregate Balance at Last Fiscal Year End column.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT AUDITOR

General Information

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent auditor for fiscal year 2015. The submission of this matter for ratification by shareholders is not required by current law, rules or regulations; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Ernst & Young will be present at the 2015 Annual Meeting of Shareholders, will have the opportunity to make a statement at the meeting if they so desire, and will be available to respond to appropriate questions.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2015.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

Independent Public Accountants

Ernst & Young LLP has served as our independent auditor since April 2001. Ernst & Young has issued its reports, included in the Company’s Form 10-K, on the audited consolidated financial statements of the Company and internal control over financial reporting for the fiscal year ended September 28, 2014. Our Audit Committee has appointed Ernst & Young as our independent auditor for fiscal year 2015.

The following table presents aggregate fees billed to the Company for services rendered by Ernst & Young for fiscal years ended September 28, 2014 and September 29, 2013 (in thousands):

	2014	2013
Audit fees	$1,600	$1,610
Audit-related fees	—	—
Tax fees	—	—
All other fees	51	—
Total	$1,651	$1,610

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees
In fiscal years 2014 and 2013, audit fees consist of fees paid for the annual audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K and of the Company’s internal control over financial reporting, review of the Company’s consolidated financial statements included in the quarterly reports on Form 10-Q, and consents and review of other documents filed with the Securities and Exchange Commission.

Audit-Related Fees
We did not engage Ernst & Young for audit-related services in fiscal year 2014 or 2013.

Tax Fees
We did not engage Ernst & Young for tax compliance matters in fiscal year 2014 or 2013.

All Other Fees
All other fees in fiscal year 2014 consist of fees for consultations on non-financial software.

Audit Committee Pre-Approval Policies and Procedures

Among its other duties, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All services performed by Ernst & Young for fiscal years 2014 and 2013 were approved in accordance with the Audit Committee’s pre-approval guidelines.

Audit Committee Report

The following Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that such information be treated as soliciting material or we specifically incorporate it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In fulfilling our oversight responsibilities, we have reviewed and discussed with management and Ernst & Young the audited financial statements for the fiscal year ended September 28, 2014. We also reviewed and discussed with management and Ernst & Young the quarterly financial statements for each quarter in such fiscal year, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of September 28, 2014, Ernst & Young’s evaluation of the Company’s internal control over financial reporting as of that date, and audit plans and results. We have also discussed with Ernst & Young the matters required to be discussed with the independent registered public accounting firm by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence. We have also considered whether the provision of specific non-audit services by the independent auditor is compatible with maintaining its independence and believe that the services provided by Ernst & Young for fiscal year 2014 were compatible with, and did not impair, its independence.

In reliance on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2014.

Audit Committee

Gabrielle Greene-Sulzberger (Chair)
Dr. John Elstrott
Hass Hassan
Jonathan Seiffer
Mo Siegel

PROPOSAL 4 – INCREASE OF AUTHORIZED COMMON STOCK

The Board of Directors has approved a resolution to amend Article IV, Section A of our Amended and Restated Articles of Incorporation (which we refer to as the “Articles”) to increase the number of authorized shares of our common stock from 600,000,000 to 1,200,000,000. The proposed amendment would replace the second sentence of Article IV, Section A of the Articles with the following sentence: “The aggregate number of shares of Common Stock authorized to be issued is 1,200,000,000 shares with no par value.”

Purpose of the Amendment

As of December 19, 2014, there were 360,009,563 shares of Common Stock outstanding, 17,109,424 treasury shares, and 59,663,445 shares reserved for future issuance pursuant to the Company’s equity compensation plans (consisting of shares available for grant and shares subject to outstanding stock options). If all of the shares of Common Stock reserved for issuance pursuant to these plans are in fact issued, then, including the Company’s treasury shares, only 180,326,992 shares would be available for issuance unless the amendment is adopted. If the amendment is adopted, approximately 780,326,992 shares of Common Stock would be authorized, unissued and not reserved for future issuance.

The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs. Such future corporate needs include stock splits; stock dividends; grants under equity compensation plans; financings; potential strategic transactions, including mergers, acquisitions, and business combinations; and other general corporate transactions. The Board of Directors believes that additional authorized shares of Common Stock will better position us to take timely advantage of market conditions and the availability of favorable financing and acquisition opportunities without the delay and expense associated with convening a special shareholders’ meeting (unless otherwise required by the rules of NASDAQ).

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of additional shares of Common Stock resulting from the proposed increase in authorized shares. The additional authorized shares of Common Stock will be available for issuance by the Board of Directors for various future corporate needs, including those outlined above.

Possible Effects of the Amendment and Additional Anti-Takeover Considerations

If the amendment is approved, except as may be required by law or NASDAQ rules, no further shareholder approval would be required prior to the issuance of the additional shares authorized by the amendment. While adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing shareholders, any future issuances of additional shares could significantly dilute the equity interests of current shareholders and could have a negative effect on the market price of the Common Stock. Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE PROPOSED AMENDMENT TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on this proposal. If the proposal is approved, the Company will have the authority to file articles of amendment with the Secretary of State of Texas and the Amendment will become effective upon the filing of articles of amendment with the Secretary of State of the State of Texas, which filing is expected to occur promptly after the Annual Meeting approving this proposal.

PROPOSAL 5 – PROXY ACCESS

We are asking shareholders to approve “proxy access” amendments to the Company’s Amended and Restated Bylaws (which we refer to as the “Bylaws”). The proposed amendments provide a means for shareholders to include shareholder-nominated director candidates in the Company’s proxy materials for annual meetings of shareholders. Consistent with good governance practice, the Board of Directors decided to submit the amendments to shareholders for approval. The Bylaw amendments will not become effective unless approved by holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

A summary of the proposed amendment to the Bylaws is set forth below. The description of the proposed amendment is qualified in its entirety by reference to the text of the proposed amendment, which is attached as Appendix A to this Proxy Statement.

Terms of Proposed Proxy Access Bylaw

Shareholder eligibility. The Bylaw amendment would permit any single shareholder or group of funds under common management (but not a group of shareholders) owning 5% or more of the Company’s common stock continuously for five years to nominate candidates for election to the Board of Directors and require the Company to list such nominees with the board’s nominees in the Company’s proxy statement for our annual meeting of shareholders. Proxy access will be unavailable to any shareholders at any special meeting of the shareholders.

Number of shareholder-nominated candidates. Under this Bylaw amendment, such a shareholder would be permitted to nominate the greater of (x) one director or (y) 10% of the Board of Directors, rounding down to the nearest whole number of board seats. If the Board of Directors decides to reduce the size of the board after the nomination deadline, the 10% calculation will be applied to the reduced size of the board, with the potential result that a shareholder-nominated candidate may be disqualified.

Nominating shareholders submitting more than one nominee would be required to rank their nominees in order. If the number of shareholder-nominated candidates exceeds the greater of (x) one director or (y) 10% of the Board of Directors, rounding down to the nearest whole number of board seats, the highest ranking qualified individual from the list proposed by each nominating shareholder, beginning with the nominating shareholder with the largest qualifying ownership and proceeding through the list of nominating shareholders in descending order of qualifying ownership, will be selected for inclusion in the proxy materials until the maximum number is reached.

Shareholder-nominated candidates that the Board of Directors determines to include in the proxy materials as board-nominated candidates will be counted against the greater of (x) one director or (y) 10% maximum.

Calculation of ownership. In order to ensure that the interests of shareholders seeking to include director nominees in the Company’s proxy materials are aligned with those of our other shareholders, a nominating shareholder would be considered to own only the shares for which the shareholder possesses the full voting and investment rights and the full economic interest. Borrowed or hedged shares would not count as “owned” shares.

Nominating procedure. In order to provide adequate time to assess shareholder-nominated candidates, requests to include shareholder-nominated candidates in the Company’s proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of shareholders.

Information required of all nominating shareholders. Each shareholder seeking to include a director nominee in the Company’s proxy materials is required to provide certain information, including:
●	proof of qualifying stock ownership as of the date of the submission and the record date for the annual meeting and an agreement to maintain qualifying ownership through the date of the meeting;
●	the shareholder’s notice on Schedule 14N required to be filed with the Securities and Exchange Commission;
●	the written consent of the shareholder nominee to being named in the proxy statement and serving as a director, if elected; and
●	the information required by the advance notice provision of our Bylaws.

Nominating shareholders are also required to make certain representations and agreements regarding:
●	lack of intent to effect a change of control;
●	intent to maintain qualifying ownership through the meeting date;
●	intentions with respect to maintaining qualifying ownership for one year after the meeting date;
●	only participating in the solicitation of their nominee or Board of Director nominees; and
●	complying with solicitation rules and assuming liabilities related to and indemnifying the Company against losses arising out of the nomination.

Information required of all shareholder nominees. Each shareholder nominee is required to provide the representations and agreements required of all nominees for election as director, including representations and agreements regarding:

●	refraining from voting commitment;
●

refraining from entering into agreements, arrangements or understandings with any person or entity other than the Company with respect to compensation, reimbursement or indemnification for service as a director;

●	compliance with Company’s policies and guidelines applicable to directors; and
●	accuracy and completeness of all information provided to the Company.

Shareholder nominees also must submit completed and signed questionnaires required of directors and officers of the Company and provide any additional information necessary for the Board of Directors’ independence evaluation and determination.

Disqualification of shareholder nominees. We will not be required to include any nominee information in our proxy materials for any director nominee submitted by shareholders:
●

for which our Secretary receives a notice that a shareholder has nominated such person pursuant to the advance notice requirements for shareholder nominees for director set forth in Article II, Section 12(a) of our Bylaws;

●

if the shareholder that has nominated such nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934 in support of the election of any individual as a director at the annual meeting other than its nominee(s) or a nominee of our Board of Directors;

●

if the nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with service as our director;

●

who is not independent under the listing standards of each principal U.S. exchange upon which our common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by our Board of Directors in determining and disclosing independence of our directors, in each case as determined by our Board of Directors;

●

whose election would cause the Company to be in violation of our Bylaws, our Articles of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which our common stock is traded, or any applicable state or federal law, rule or regulation;

●	who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
●	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;
●	who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933; or
●

if the nominee or the applicable nominating shareholder provided information to us in respect to such nomination that was untrue in any material respect or omitted to state a material fact, as determined by our Board of Directors or any committee thereof.

Each director nominee would also be required to execute and deliver, among other things, a written questionnaire and an agreement designed to disclose various aspects of the nominee’s background and qualifications. The nominee must also agree to comply with law and comply with other requirements.

Supporting statement. Shareholders will be permitted to include in our proxy statement a statement not exceeding 500 words in support of their nominees. We may omit any information or statement that we, in good faith, believe would violate any applicable law or regulation.

Re-nomination of shareholder nominees. Shareholder nominees who are included in the Company’s proxy materials but subsequently withdraw from or become ineligible for election at the meeting or do not receive at least 25% of the vote cast in the election would be ineligible for nomination for the next two years.

Rationale for the Proposal

The proposal represents the Board of Directors’ view of proxy access that it believes is most beneficial to all shareholders. The Board of Directors believes that proxy access should be structured in a way that (1) provides minority shareholders who hold a significant ownership interest in the Company with the opportunity to include board candidates on the Company’s proxy statement, and (2) requires a sustained commitment to the Company in terms of the shareholder’s ownership holding period, which is in keeping with the Company’s focus on managing the business for the long term.

The Board of Directors determined that proxy access should require a nominating shareholder to own a minimum of 5% of the outstanding shares. The Company often engages with many of its shareholders to discuss their views on various matters, including corporate governance, and such discussions were a consideration behind the Board of Directors’ decision to select 5% as the applicable threshold. Another factor considered when selecting the 5% threshold is that, based on a review of the most recent Schedule 13F filings, the Board of Directors believes that the proposed requirements provide for proxy access which may be immediately usable. Additionally, the Board of Directors considered that many commentators on the Securities and Exchange Commission’s 2009 proxy access proposal, who are knowledgeable on corporate governance matters, noted that a 5% threshold is appropriate (where no aggregation is allowed) and that further lowering the bar provides activist shareholders and special interest groups with a relatively low-cost avenue to disrupt board composition and corporate strategy. Some activist shareholders have a short-term or narrow agenda—such as demands that a company declare extraordinary dividends or enter into a sale transaction—that are not necessarily in the best interest of all of our shareholders. Our Board of Directors believes that permissive proxy access could be potentially damaging to the effectiveness of our Board and, by extension, to the Company’s operational performance.

The Board of Directors believes that proxy access bylaw provisions should not allow shareholders to aggregate unrelated interests to achieve the minimum 5% ownership requirement. The Board of Directors believes that only shareholders with a significant ownership interest in the Company should have the opportunity to include nominees on the Company’s proxy statement. As noted above, the Board of Directors is concerned about activist shareholders. Also, proxy access is not yet common in the United States, which creates potential for other unknown problems. The Board of Directors believes that caution is necessary to protect the interests of all shareholders.

The Board of Directors also determined that proxy access should require a nominating shareholder to have held a minimum of 5% of outstanding shares for a continuous five-year period or longer. The Board of Directors believes shareholders with this long-term financial commitment to the Company are likely aligned with the Company’s longer-term management philosophy, which it believes is beneficial to all shareholders. The Board of Directors believes that granting proxy access to shareholders with holding periods of less than five years could result in a shorter-term focus at the board level that may not be in the best interest of all shareholders.

Effects of Approval or Disapproval of the Proposal

If approved by shareholders, the proxy access Bylaw amendment will go into effect. The amendment will not go into effect if the proposal is not approved by shareholders.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF THE PROPOSED AMENDMENT TO ADOPT PROXY ACCESS.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2014 Related Party Transactions

During fiscal year 2014, the Company received lease payments totaling approximately $0.5 million from BookPeople, Inc. (“BookPeople”), a retailer of books and periodicals unaffiliated with the Company. Mr. Mackey and Ms. Flanagan, executive officers of the Company, own approximately 51% and 2%, respectively, of the capital stock of BookPeople. BookPeople leases retail space from the Company at one of the Company’s Austin, Texas locations. The lease, which was entered into on December 31, 1993, provides for an aggregate annual minimum rent of approximately $0.5 million.

Related Party Transactions in General

The Nominating and Governance Committee of the Board of Directors, pursuant to its written charter, generally is charged with the responsibility of reviewing certain issues involving potential conflicts of interest, and reviewing and approving all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Company’s Code of Business Conduct requires officers and directors to contact the chairperson of the Nominating and Governance Committee regarding potential conflicts of interest which would include potential related party transactions. The Nominating and Governance Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Nominating and Governance Committee, the Company expects that the committee would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the committee would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described above, no transaction requiring disclosure under applicable federal securities laws occurred during fiscal year 2014 that was submitted to the Nominating and Governance Committee for approval as a “related party” transaction.

OTHER INFORMATION

Beneficial Ownership

The following table presents the beneficial ownership of our voting securities for (i) each person beneficially owning more than 5% of the outstanding shares of any class of our voting securities, (ii) each director of the Company, (iii) our named executive officers, and (iv) all of our current directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder possesses sole voting and investment power with respect to its, his or her shares. In the case of our directors and executive officers, the ownership levels are as of December 5, 2014. In the case of shareholders owning more than 5% of our shares, the ownership levels are as of the latest Form 13G or 13G/A filed with the Securities and Exchange Commission as of December 5, 2014.

	Common Stock
	Number of Shares
	Beneficially Owned	Percent of Class
T. Rowe Price Associates, Inc.(1)	25,235,701	7.01%
Baillie Gifford & Co.(2)	20,133,575	5.59%
BlackRock, Inc.(3)	18,849,742	5.24%
Dr. John Elstrott(4)	72,214	*
Glenda Flanagan(5)	298,247	*
A.C. Gallo(6)	163,085	*
Gabrielle Greene-Sulzberger(7)	57,723	*
Hass Hassan(8)	52,758	*
Stephanie Kugelman(9)	39,413	*
David Lannon(10)	57,782	*
John Mackey(11)	879,942	*
Ken Meyer(12)	70,852	*
Walter Robb(13)	264,870	*
Jonathan Seiffer(14)	174,228	*
Mo Siegel(15)	71,281	*
Jonathan Sokoloff(16)	929,391	*
Dr. Ralph Sorenson(17)	81,423	*
Jim Sud(18)	235,019	*
Kip Tindell(19)	93,641	*
Including indirect beneficial ownership,
all 16 directors and officers as a group(20)	3,528,339	*
* Indicates ownership of less than 1% of the outstanding shares of the Company’s common stock. Each of our executive officers and directors may be contacted at 550 Bowie Street, Austin, Texas 78703.

(1) Based upon the report on Form 13G/A, filed with the Securities and Exchange Commission on February 11, 2014. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. The Form 13G/A reported sole voting power over 8,425,802 shares, shared voting power over none of the shares, sole dispositive power over 25,235,701 shares and shared dispositive power over none of the shares.

(2) Based upon the report on Form 13G/A, filed with the Securities and Exchange Commission on January 28, 2014. The address of Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland UK. The Form 13G/A reported sole voting power over 12,218,534 shares, shared voting power over none of the shares, sole dispositive power over 20,133,575 shares and shared dispositive power over none of the shares.

(3) Based upon the report on Form 13G, filed with the Securities and Exchange Commission on January 30, 2014. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The Form 13G reported sole voting power over 15,438,027 shares, shared voting power over none of the shares, sole dispositive power over 18,849,742 shares and shared dispositive power over none of the shares.

(4) Includes 20,315 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(5) Includes 64,292 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(6) Includes 82,675 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(7) Includes 25,691 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days. Includes an aggregate of 12,448 shares of common stock subject to pledge, all of which Ms. Greene-Sulzberger pledged prior to the adoption of our current policy on hedging and pledging Company stock in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

(8) Includes 16,913 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(9) Includes 25,691 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(10) Includes 47,790 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(11) Includes 0 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days. Does not include 100,000 shares beneficially owned by Mr. Mackey’s spouse for which Mr. Mackey disclaims beneficial ownership.

(12) Includes 59,119 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(13) Includes 108,770 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days. Includes an aggregate of 40,000 shares of common stock subject to pledge, all of which Mr. Robb pledged prior to the adoption of our current policy on hedging and pledging Company stock in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

(14) Includes 18,813 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days, which amount includes 4,500 exercisable stock options held by Mr. Seiffer for the benefit of Leonard Green & Partners, L.P. (“LGP LP”). LGP LP separately holds 2,280 shares of stock and 11,250 exercisable stock options in respect of Mr. Seiffer’s and Mr. Sokoloff’s service on our Board of Directors. These shares of stock and stock options held by LGP LP might be considered beneficially owned by Mr. Seiffer and are included in the table.

(15) Includes 25,691 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(16) Includes 18,813 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days, which amount includes 4,500 exercisable stock options held by Mr. Sokoloff for the benefit of LGP LP. Also includes 620,810 shares held by a limited liability company of which Mr. Sokoloff is the sole manager. Mr. Sokoloff owns 1% of the interests in the limited liability company, and a trust for certain of his family members owns the other 99%. These shares of stock held by the limited liability company might be considered beneficially owned by Mr. Sokoloff and are included in the table. LGP LP separately holds 2,280 shares of stock and 11,250 exercisable stock options in respect of Mr. Sokoloff’s and Mr. Seiffer’s service on our Board of Directors. These shares of stock and stock options held by LGP LP might be considered beneficially owned by Mr. Sokoloff and are included in the table.

(17) Includes 24,691 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(18) Includes 50,537 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days. Includes an aggregate of 108,312 shares of common stock subject to pledge, all of which Mr. Sud pledged prior to the adoption of our current policy on hedging and pledging Company stock in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

(19) Includes 25,691 shares of common stock issuable upon exercise of outstanding stock options and any shares of which this individual has the right to acquire beneficial ownership within 60 days.

(20) The 2,280 shares of stock and 11,250 exercisable stock options held by LGP LP in respect of Mr. Sokoloff’s and Mr. Seiffer’s service on our Board of Directors have only been counted once in this row and for purposes of this footnote. Amount shown includes 604,242 shares of common stock issuable upon exercise of outstanding stock options and any shares of which the individuals have the right to acquire beneficial ownership within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company believes that all of its directors, officers and applicable shareholders timely filed these reports, except as set forth below:
●	Directors Jonathan Seiffer and Jonathan Sokoloff each had one late filing. They both filed a Form 4 on May 20, 2014 which inadvertently reported a grant of 2,250 shares of restricted stock, but should have instead reported a grant of 2,250 stock options. Messrs. Seiffer and Sokoloff each filed a Form 4/A on May 22, 2014 to correct the mistake.
●	Director Dr. Ralph Sorenson had two late filings related to gifts of shares to a charitable trust (which was a non-profit family foundation over which he has no pecuniary interest) occurring in November 2011 and December 2005. Mr. Sorenson’s holdings were corrected in footnotes on a Form 4 filed on June 6, 2014.

Shareholders’ Proposals

Pursuant to SEC Rule 14a-8, any proposal that a shareholder of the Company wishes to have considered in connection with the 2016 Annual Meeting of Shareholders must be submitted to the Corporate Secretary at our principal executive offices no later than September [__], 2015, and in accordance with related provisions of the Company’s current Bylaws.

Under our current Bylaws, shareholder proposals submitted for consideration at the 2016 Annual Meeting of Shareholders but not submitted for inclusion in our Proxy Statement for our 2016 Annual Meeting pursuant to SEC Rule 14a-8, including shareholder nominations for candidates for election as directors, generally must be delivered to the Corporate Secretary at our principal executive offices not later than 120 days prior to the anniversary of the date on which we mailed our proxy materials for our 2015 Annual Meeting of Shareholders. As a result, any notice given by a shareholder pursuant to the provisions of our Bylaws (other than notice pursuant to SEC Rule 14a-8) must be received no later than September [__], 2015. However, if the date of the 2016 Annual Meeting is not within 30 days of March 10, 2016, notice by the shareholder of a proposal must be received not later than the close of business on the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is made. Shareholder proposals or nominations must include the specified information described in our Bylaws.

If the Company proposal regarding proxy access is approved and our Bylaws are amended accordingly, eligible shareholder nominations for candidates for election as directors submitted for consideration at the 2016 Annual Meeting of Shareholders pursuant to such proxy access Bylaws will not be subject to the deadlines described in the above paragraph, and instead will be subject to the deadlines set forth in the amended Bylaws.

Multiple Shareholders Sharing the Same Address

As permitted by Securities and Exchange Commission rules, the Company will deliver only one Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials, to multiple shareholders sharing the same address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will, upon written or oral request, deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of annual report and other proxy materials, to a shareholder at a shared address to which a single copy was delivered and will include instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy in the future. Registered shareholders wishing to receive a separate Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of annual report and other proxy materials, in the future or registered shareholders sharing an address wishing to receive a single copy in the future may contact Whole Foods Market, Inc., 550 Bowie Street, Austin, TX 78703, Attention: Investor Relations Dept., Telephone: (512) 542-0204.

Appendix A

Proposal Regarding Proxy Access

Proposed Amendments to Article II, Sections 12 - 15 of the Bylaws

Section 12. Order of Business. The Chairman of the Board, or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

(a) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote with respect to such business at such meeting, and (iii) comply with the notice procedures set forth in Article II, Section 13 of these Bylaws as to such business.

~~Nominations~~Except as provided in Article II, Section 15 of these Bylaws, nominations of or recommendations for persons for election as Directors of the Corporation may be made at an annual meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by a shareholder of the Corporation in accordance with the immediately succeeding sentence. Any shareholder, (A) who is a shareholder of record at the time of the giving of the notice of such annual meeting of the shareholders by or at the direction of the Board of Directors and at the time of the annual meeting, (B) who is entitled to vote for the election of directors at such meeting and (C) who complies with the notice procedures set forth in Article II, Section 13 of these Bylaws as to such nomination or recommendation, may nominate or recommend one or more persons for election or to be considered as a potential nominee or nominees for election, as applicable, as a Director or Directors of the Corporation at an annual meeting of the shareholders. Only persons who are nominated in accordance with this Article II, Section 12(a) or Article II, Section 15 of these Bylaws will be eligible for election at an annual meeting of shareholders as Directors of the Corporation.

The immediately preceding two paragraphs and Article II, Section 15 of these Bylaws shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(b) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, one of the Chief Executive Officers, the President, a Vice President or the Secretary or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors or pursuant to Article II, Section 3 of these Bylaws. In addition, for business requested by a shareholder in accordance with Article II, Section 3 of these Bylaws to be brought before a special meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such special meeting and at the time of the special meeting, (ii) be entitled to vote with respect to such business at such meeting, and (iii) comply with the notice procedures set forth in Article II, Section 13 of these Bylaws as to such business.

Nominations of persons for election as Directors of the Corporation may be made at a special meeting of shareholders at which the election of directors has been properly brought before the meeting in accordance with the foregoing paragraph only (i) by or at the direction of the Board of Directors or (ii) by any shareholder (A) who is a shareholder of record at the time of the giving of the notice of such special meeting and at the time of the special meeting, (B) who is entitled to vote for the election of directors at such meeting and (C) who complies with the notice procedures set forth in Article II, Section 13 of these Bylaws as to such nominations. Only persons who are nominated in accordance with this Article II, Section 12(b) will be eligible for election at a special meeting of shareholders as Directors of the Corporation. Nominations pursuant to Article II, Section 15 of these Bylaws may not be made in connection with a special meeting of shareholders.

The immediately preceding two paragraphs and the provisions of Article II, Section 3 of these Bylaws shall be the exclusive means for a shareholder to make nominations or submit other business before a special meeting of shareholders.

(c) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Article II, Section 12, and whether any nomination of a person for election as a Director of the Corporation at any annual or special meeting of the shareholders was properly made in accordance with this Article II, Section 12~~,~~ or Article II, Section 15, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

Section 13. Advance Notice of Shareholder Proposals and Director Nominations.

(a) To be timely for purposes of Article II, Section 12(a) of these Bylaws, a shareholder’s notice of nominations or other business to be properly brought before an annual meeting (other than a Notice of Proxy Access Nomination, which must be delivered or mailed to and received at the principal executive offices of the Corporation within the time periods provided in Article II, Section 15(b) of these Bylaws) must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the Corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period for the giving of a shareholder’s notice as provided above.

(b) To be timely for purposes of Article II, Section 12(b) of these Bylaws, a shareholder’s notice of nominations to be properly brought before a special meeting must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days prior to the date of such special meeting; provided, however, that if the first public announcement of the date of such special meeting is less than one hundred thirty (130) days prior to the date of such special meeting, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event will an adjournment or postponement of a special meeting of shareholders or the public announcement thereof commence a new time period for the giving of a shareholder’s notice as provided above. Notice of other business proposed to be brought before a special meeting by a shareholder must be delivered in accordance with Article II, Section 3 of these Bylaws.

(c) To be in proper form, a shareholder’s notice (whether given pursuant to Section 3, Section 13(a) ~~or~~, Section 13(b) or Section 15 of this Article II) to the Secretary must: (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or recommendation for nomination or proposal is made or other business is to be proposed (A) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B) (I) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (III) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (IV) any short interest in any security of the Corporation (for purposes of this Section 13(c) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (V) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (VII) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (ii) if the notice relates to any business other than a nomination or recommendation for nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (A) a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (iii) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant; and (iv) with respect to each nominee or recommended nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Article II, Section 14 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. All recommendations by a shareholder of a person to be considered as a potential nominee for election as a director of the Corporation at any annual meeting of shareholders will be presented to the Board of Directors, or the appropriate committee of the Board of Directors, for consideration.

(d) Notwithstanding the provisions of Sections 3, 12 ~~and~~, 13 and 15 of this Article II, a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in Sections 3, 12 ~~and~~, 13 and 15 of this Article II; provided, however, that any references in these Sections 3, 12 ~~and~~, 13 and 15 of this Article II to the Exchange Act, or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 13 of this Article II. Nothing in Sections 3, 12 ~~and~~, 13 and 15 of this Article II will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Exchange Act.

(e) For purposes of this Article II, Section 13, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or furnished to shareholders.

Section 14. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 13 of these Bylaws, or, in the case of a Shareholder Nominee, the time periods prescribed for delivery of a Notice of Proxy Access Nomination under Article II, Section 15 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination or recommendation for nomination or nomination, as the case may be, is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (d) will abide by the requirements of Article II, Section 9 of these Bylaws.

Section 15. Proxy Access for Director Nominations.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of the shareholders, subject to the provisions of this Article II, Section 15, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information, of any person or persons, as applicable, nominated for election (the “Shareholder Nominee(s)”) to the Board of Directors by any single shareholder (including a group of funds under common management and beneficial ownership, as determined by the Board of Directors or any committee thereof, but excluding any other group of shareholders) that satisfies the requirements of Article II, Section 15(e) (the “Eligible Shareholder”), and who expressly elects at the time of providing the notice required by this Article II, Section 15 (the “Notice of Proxy Access Nomination”) to have its nominee or nominees, as applicable, included in the Corporation’s proxy materials pursuant to this Article II, Section 15. For purposes of this Article II, Section 15, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary concerning the Shareholder Nominee(s) and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article II, Section 15, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(b) To be timely for purposes of this Article II, Section 15, the Notice of Proxy Access Nomination must be addressed to the Secretary and delivered to or mailed to and received at the principal executive offices of the Corporation not more than 150 calendar days and not less than 120 calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the Corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders. In no event will an adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period for the giving of a Notice of Proxy Access Nomination as provided above.

(c) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) one and (ii) 10% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Article II, Section 15 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 10%. In the event that one or more vacancies for any reason occurs on the board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the maximum number of Shareholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Article II, Section 15 whom the Board of Directors decides to nominate as a nominee for Director shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees provided for in this Article II, Section 15 has been reached. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Article II, Section 15 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article II, Section 15 exceeds the maximum number of nominees provided for in this Article II, Section 15. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article II, Section 15 exceeds the maximum number of nominees provided for in this Article II, Section 15, the highest ranking Shareholder Nominee who meets the requirements of this Article II, Section 15 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Shareholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Article II, Section 15 from each Eligible Shareholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Article II, Section 15, if the Corporation receives notice pursuant to Article II, Section 12(a) of these Bylaws that a shareholder intends to nominate for election at such meeting a number of nominees greater than or equal to a majority of the total number of directors to be elected at such meeting, no Shareholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Article II, Section 15.

(d) For purposes of this Article II, Section 15, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. For purposes of this Article II, Section 15, a shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Article II, Section 15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under Exchange Act.

(e) In order to make a nomination pursuant to this Article II, Section 15, an Eligible Shareholder must have owned the Required Ownership Percentage of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary in accordance with this Article II, Section 15 and the record date for determining the shareholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Article II, Section 15, the “Required Ownership Percentage” is 5% or more, and the “Minimum Holding Period” is 5 years. Within the time period specified in this Article II, Section 15 for delivering the Notice of Proxy Access Nomination, an Eligible Shareholder must provide the following information in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a shareholder’s notice of nomination pursuant to Article II, Section 13(c) of these Bylaws; (iv) the consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a Director if elected; (v) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (D) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (E) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) a representation as to the Eligible Shareholder’s intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the annual meeting; (vi) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Article II, Section 15.

(f) Within the time period specified in this Article II, Section 15 for delivering the Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Secretary the representations, agreements and other information required by Article II, Section 14 of these Bylaws.

(g) In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(h) The Corporation shall not be required to include, pursuant to this Article II, Section 15, a Shareholder Nominee in its proxy materials for any meeting of shareholders (i) for which the Secretary receives a notice that a shareholder has nominated such Shareholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Article II, Section 12(a) of these Bylaws, (ii) if the Eligible Shareholder that has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) if the Shareholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with service as a Director of the Corporation, (iv) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (x) the Eligible Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to this Article II, Section 15.

(i) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of shareholders shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations under this Article II, Section 15, as determined by the Board of Directors or such presiding officer or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of shareholders to present any nomination pursuant to this Article II, Section 15.

(j) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Article II, Section 15 for the next two annual meetings. For the avoidance of doubt, this Article II, Section 15 shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Article II, Section 12(a) of these Bylaws.

(k) This Article II, Section 15 shall be the exclusive method for shareholders to include nominees for Director in the Corporation’s proxy materials.

WHOLE FOODS MARKET, INC.
550 BOWIE STREET
AUSTIN, TX 78703

For registered shares, your proxy must be received by 11:59 P.M. (Eastern Time) on March 9, 2015.

For participants in the Company's 401(k) plan, your proxy must be received by 11:59 P.M. (Eastern Time) on March 6, 2015.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the applicable cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the applicable cut-off date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M80544-P58283-Z64533	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WHOLE FOODS MARKET, INC.				For	Withhold	For All
				All	All	Except
The Board of Directors recommends that you vote FOR the following director nominees:

1.	ELECTION OF DIRECTORS:			⬜	⬜	⬜

	01)	DR. JOHN ELSTROTT	07)	JONATHAN SEIFFER
	02)	GABRIELLE GREENE-SULZBERGER	08)	MORRIS (MO) SIEGEL
	03)	SHAHID (HASS) HASSAN	09)	JONATHAN SOKOLOFF
	04)	STEPHANIE KUGELMAN	10)	DR. RALPH SORENSON
	05)	JOHN MACKEY	11)	WILLIAM (KIP) TINDELL, III
	06)	WALTER ROBB

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following company proposals:		For	Against	Abstain

2.	ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.	⬜	⬜	⬜

3.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2015.	⬜	⬜	⬜

4.	PROPOSAL REGARDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 600 MILLION TO 1.2 BILLION.	⬜	⬜	⬜

5.	PROPOSAL REGARDING PROXY ACCESS.	⬜	⬜	⬜

IF YOU GRANT A PROXY, THE PROXY HOLDERS WILL ALSO HAVE THE DISCRETION TO VOTE THESE SHARES ON ANY ADDITIONAL MATTERS PROPERLY PRESENTED FOR A VOTE AT THE MEETING IN ACCORDANCE WITH TEXAS LAW AND THE COMPANY'S BYLAWS.

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M80545-P58283-Z64533

PROXY

WHOLE FOODS MARKET, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby (a) acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Whole Foods Market, Inc. (the "Company") to be held on March 10, 2015 at 8:30 a.m., local time, at The Roosevelt New Orleans, 130 Roosevelt Way, New Orleans, Louisiana 70112 and the Proxy Statement in connection therewith, and (b) appoints John Mackey and Walter Robb and each of them, as proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his/her proxy be voted as specified on the reverse side.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock. The undersigned further hereby ratifies and confirms all of the actions that the proxies named above, their substitutes, or any of them, may lawfully do by virtue of this proxy.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED:
●	FOR ALL NOMINEES FOR DIRECTORS;
●	FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS;
●	FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2015;
●	FOR THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 600 MILLION TO 1.2 BILLION; AND
●	FOR THE PROPOSAL REGARDING PROXY ACCESS.

IF YOU GRANT A PROXY, THE PROXY HOLDERS WILL ALSO HAVE THE DISCRETION TO VOTE THESE SHARES ON ANY ADDITIONAL MATTERS PROPERLY PRESENTED FOR A VOTE AT THE MEETING IN ACCORDANCE WITH TEXAS LAW AND THE COMPANY'S BYLAWS.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares owned, please date, sign and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

CONTINUED AND TO BE SIGNED ON REVERSE SIDE